Exhibit 4.1

Execution Copy

H. B. FULLER COMPANY

$150,000,000

5.13% Senior Notes, Series A, due December 16, 2016

5.13% Senior Notes, Series B, due February 24, 2017

5.61% Senior Notes, Series C, due December 16, 2019

5.61% Senior Notes, Series D, due February 24, 2020

NOTE PURCHASE AGREEMENT

Dated as of December 16, 2009

TABLE OF CONTENTS

(Not a part of the Agreement)

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SCHEDULE A	— INFORMATION RELATING TO PURCHASERS

SCHEDULE B	— DEFINED TERMS

SCHEDULE 5.3	— Disclosure Materials

SCHEDULE 5.4	— Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5	— Financial Statements

SCHEDULE 5.15	— Existing Indebtedness

SCHEDULE 10.2	— Existing Liens

EXHIBIT 1-A	— Form of 5.13% Senior Note, Series A, due December 16, 2016

EXHIBIT 1-B	— Form of 5.13% Senior Note, Series B, due February 24, 2017

EXHIBIT 1-C	— Form of 5.61% Senior Note, Series C, due December 16, 2019

EXHIBIT 1-D	— Form of 5.61% Senior Notes, Series D, due February 24, 2020

EXHIBIT 2.2	— Form of Subsidiary Guaranty

EXHIBIT 4.4(a)	— Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)	— Form of Opinion of Special Counsel for the Purchasers

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H. B. FULLER COMPANY

1200 WILLOW LAKE BOULEVARD

ST. PAUL, MINNESOTA 55164-0683

5.13% Senior Notes, Series A, due December 16, 2016

5.13% Senior Notes, Series B, due February 24, 2017

5.61% Senior Notes, Series C, due December 16, 2019

5.61% Senior Notes, Series D, due February 24, 2020

Dated as of December 16, 2009

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

H. B. FULLER COMPANY, a Minnesota corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (a) $17,000,000 aggregate principal amount of its 5.13% Senior Notes, Series A, due December 16, 2016 (the “Series A Notes”), (b) $33,000,000 aggregate principal amount of its 5.13% Senior Notes, Series B, due February 24, 2017 (the “Series B Notes”), (c) $35,000,000 aggregate principal amount of its 5.61% Senior Notes, Series C, due December 16, 2019 (the “Series C Notes”), and (d) $65,000,000 aggregate principal amount of its 5.61% Senior Notes, Series D, due February 24, 2020 (the “Series D Notes”; the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes being hereinafter collectively referred as the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1-A, 1-B, 1-C or 1-D, as the case may be. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

Section 2.1. Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at a Closing provided for in Section 3, Notes in the principal amount and the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2. Subsidiary Guaranty. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by SPECIALTY CONSTRUCTION BRANDS, INC., a Minnesota corporation (together with any additional Subsidiary who delivers a guaranty pursuant to Section 9.8, the “Subsidiary Guarantors”), pursuant to the guaranty agreement substantially in the form of Exhibit 2.2 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Subsidiary Guaranty”).

(b) The holders of the Notes acknowledge and agree that such holders will promptly discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty to which it is a party pursuant to the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged as an obligor and guarantor under and in respect of all Indebtedness of the Company due and owing pursuant to the Bank Credit Agreement, and the Company so certifies to the holders of the Notes in a certificate which accompanies such request for release and discharge, (ii) any such release and discharge shall be expressly conditioned upon receipt by the holders of the Notes of a written agreement executed by the Subsidiary Guarantor to be released pursuant to which such Subsidiary Guarantor shall agree that if, for any reason whatsoever, it thereafter becomes an obligor or guarantor under and in respect of any Indebtedness of the Company due and owing pursuant to the Bank Credit Agreement, then such Subsidiary Guarantor shall contemporaneously provide written notice thereof to the holders of the Notes accompanied by an executed Subsidiary Guaranty of such Subsidiary Guarantor and (iii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes to the effect that no Default or Event of Default exists.

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at not more than two closings (individually, a “Closing” and, collectively, the “Closings”). The first Closing shall be in respect of the Series A and Series C Notes and shall be held on December 16, 2009 and the second Closing shall be in respect of the Series B and Series D Notes and shall be held on February 24, 2010 or such other Business Day thereafter on or prior to February 26, 2010, as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note for each series of the Notes to be purchased by such Purchaser (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to, account number: 5785510, at JPMorgan Chase N.A., New York, ABA No.: 021000021. If at a Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.

(b) The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made at the time of such Closing.

Section 4.2. Performance; No Default. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

(b) Each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty required to be performed and complied with by it prior to or at such Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1(a), 4.2(a) and 4.9 have been fulfilled.

(b) Subsidiary Guarantor Officer’s Certificate. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of such Closing, certifying that the conditions set forth in Section 4.1(b), 4.2(b) and 4.9 have been fulfilled.

(c) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

(d) Subsidiary Guarantor Secretary’s Certificate. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Briggs and Morgan, P.A., counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with such Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by it at such Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

Section 4.9. Changes in Corporate Structure. Neither the Company nor any of the Subsidiary Guarantors shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agent, Citigroup Global Markets, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated October, 2009 (the “Memorandum”, which defined term includes the information that is incorporated therein by reference), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5, (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to November 13, 2009 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in Schedule 5.3, since November 29, 2008, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Material Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under (i) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, except as would not reasonably be expected to have a Material Adverse Effect (other than a conflict waived pursuant to a consent under the Bank Credit Agreement delivered on or prior to the date of the Closing), or (ii) any corporate charter or by-laws, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, except for such conflicts or breaches as would not reasonably be expected to have a Material Adverse Effect, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except for such violations as would not reasonably be expected to have a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than a filing on Form 8-K under the Exchange Act with respect to the consummation of the transactions contemplated by this Agreement.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 3, 2005.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for such conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) To the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, except for such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that would reasonably be expected to have a Material Adverse Effect in the case of any single Plan or in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected post retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 65 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in the “Proposed Financing” description of the Executive Summary of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness for Borrowed Money; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness for Borrowed Money of the Company and its Subsidiaries as of August 29, 2009 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any, but excluding Indebtedness for Borrowed Money of the Company to any Subsidiary, or of any Subsidiary to the Company or any other Subsidiary), since which date there has been no Material increase in the amounts (other than advances against revolving credit facilities), and no Material change in interest rates, sinking funds, installment payments or maturities, of the Indebtedness for Borrowed Money of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness for Borrowed Money of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness for Borrowed Money of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness for Borrowed Money to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness for Borrowed Money of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness for Borrowed Money of the Company or any Subsidiary, except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of the Company, including, without limitation, all unsecured Senior Indebtedness of the Company described in Schedule 5.15 hereto.

Section 5.19. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. (a) Each Purchaser severally represents that (i) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control; provided further, that any disposition of the Notes or any part or portion thereof will be in accordance with applicable law and the terms of this Agreement, (ii) it is an “accredited investor” as that term is defined in Rule 501(a)(1), (a)(3) or (a)(7) of Regulation D promulgated under the Securities Act (an “Accredited Investor”) and (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

(b) Each Purchaser understands and agrees that it will not transfer the Notes or any part or portion held by it to any Person that it knows is a Competitor.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile, and the purchase is not part of an agreement, arrangement or understanding designed to benefit (within the meaning of section IV(6) of PTE 95-60) a “party in interest” (as that term is defined in ERISA section 3(14)) within the meaning of PTE 95-60; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as have been disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund, and the insurance company or bank agrees to maintain records and make such records available as required under PTE 90-1 section III(b) and (c) or PTE 91-38 section III(b) and (c); or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 90 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.hbfuller.com) and shall have given each Purchaser timely notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of,

(i) a consolidated balance sheet of the Company and its consolidated Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States); provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K (the “Form 10-K”) for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports — promptly upon their becoming available, one copy (which may be transmitted by Electronic Delivery) of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability or to its public securities holders generally) and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1, 10.4 and 10.8 and any Financial Covenant incorporated pursuant to Section 9.9, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall (i) not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, (ii) if any condition or event constituting a Default or an Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each domestic Material Subsidiary and Subsidiary Guarantor, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Material Subsidiary or any Subsidiary Guarantor, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

Section 8.1. Required Prepayments.

(a) Series A Notes. As provided therein, the entire unpaid principal balance of the Series A Notes shall be due and payable on the stated maturity date thereof.

(b) Series B Notes. As provided therein, the entire unpaid principal balance of the Series B Notes shall be due and payable on the stated maturity date thereof.

(c) Series C Notes. As provided therein, the entire unpaid principal balance of the Series C Notes shall be due and payable on the stated maturity date thereof.

(d) Series D Notes. As provided therein, the entire unpaid principal balance of the Series D Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, in an amount not less than 5% of the aggregate principal amount of the Notes of such series then outstanding (but, in the case of a partial prepayment, then pro rata among the Notes of such series to be prepaid in proportion to the aggregate principal amount outstanding of each Note of such series), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of each series of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.3.

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) that is not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the

Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control.

(f) [Reserved].

(g) Certain Definitions. “Change in Control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than the lesser of (A) 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, or (B) the percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company which would, upon the acquisition of ownership thereof, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), give rise to a “Change in Control,” as that term is defined in the Bank Credit Agreement; of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (A) nominated by the board of directors of the Company nor (B) appointed by directors so nominated; or (iii) the acquisition of direct or indirect Control of the Company by any Person or group.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Event” means:

(i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(iii) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

(j) All calculations contemplated in this Section 8.3 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any series pursuant to Section 8.2, the principal amount of the Notes of such series to be prepaid shall be allocated pro rata among all of the holders of each of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; provided, however, that this Section 9.2 shall not require the Company or any Subsidiary to maintain such insurance if, in the good faith judgment of the Company, the failure to maintain such insurance and any potential uninsured loss in connection therewith would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor if required in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Legal Existence, Etc. Subject to Section 10.3, the Company will at all times preserve and keep in full force and effect its legal existence. Subject to Sections 10.3 and 10.4, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly-owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

Section 9.7. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, or such Subsidiary, as the case may be.

Section 9.8. Guaranty by Subsidiaries. (a) The Company will cause each Subsidiary which delivers a Guaranty pursuant to, or is a borrower under, the Bank Credit Agreement to concurrently enter into or join a Subsidiary Guaranty, and within three (3) Business Days thereafter will deliver to each of the holders of the Notes the following items:

(i) an executed counterpart of such Subsidiary Guaranty or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate;

(ii) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6, 5.7 and 5.18 (though, in the case of Section 5.18, with respect to the obligations of such Subsidiary under such Subsidiary Guaranty and other Senior Indebtedness of such Subsidiary), but with respect to such Subsidiary and such Subsidiary Guaranty, as applicable;

(iii) such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty; and

(iv) an opinion of counsel reasonably satisfactory to the Required Holders to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and

Section 9.9. Most Favored Lender Status. (a) If the Company enters into any amendment or other modification of the Bank Credit Agreement that results in one or more additional or more restrictive Financial Covenants than those contained in this Agreement, then the terms of this Agreement, without any further action on the part of the Company or any of the holders of the Notes, will unconditionally be deemed on the date of execution of any such amendment or other modification to be automatically amended to include each such additional or more restrictive Financial Covenant, together with all definitions relating thereto, and any event of default in respect of any such additional or more restrictive covenant(s) so included herein shall be deemed to be an Event of Default under Section 11(c), subject to all applicable terms and provisions of this Agreement, including, without limitation, all grace periods, all limitations in application, scope or duration, and all rights and remedies exercisable by the holders of the Notes hereunder. For purposes of this Section 9.9, “Financial Covenant” means any covenant (or other provision having similar effect) the subject matter of which pertains to measurement of the Company’s financial condition or financial performance, including a measurement of the

Company’s leverage, ability to cover expenses, earnings, net income, fixed charges, interest expense, net worth or other component of the Company’s consolidated financial position or results of operations (however expressed and whether stated as a ratio, a fixed threshold, as an event of default or otherwise).

(b) If, after the date of execution of any amendment or modification under the Bank Credit Agreement that results in the amendment or deemed amendment of this Agreement as contemplated in Section 9.9(a), the subject Financial Covenant is excluded, terminated, loosened, amended or otherwise modified under the Bank Credit Agreement, or the Bank Credit Agreement itself is terminated and not replaced, then such Financial Covenant, without any further action on the part of the Company or any of the holders of the Notes, shall unconditionally be deemed on the date of execution of any such amendment or modification to be then and thereupon be so excluded, terminated, loosened or otherwise amended or modified under this Agreement and Section 11(c) shall be modified accordingly, or if the Bank Credit Agreement itself is terminated and not replaced, such Financial Covenant shall be deemed on the date of such termination to provide as it would have in the absence of any amendment or deemed amendment of this Agreement as contemplated in Section 9.9(a); provided that if a Default or Event of Default shall exist at the time any such Financial Covenant is to be so excluded, terminated, loosened, amended or modified under this Agreement pursuant to this Section 9.9(b), the prior written consent thereto of the Required Holders shall be required as a condition to the exclusion, termination, loosening or other amendment or modification of any such Financial Covenant for so long as such Default or Event of Default continues to exist; and provided, further, that in any and all events, the affirmative and negative covenants and related definitions and Events of Default contained in this Agreement as in effect on the date of this Agreement, as amended (other than pursuant to operation of Section 9.9(a)) shall not in any event be deemed or construed to be loosened or relaxed by operation of the terms of this Section 9.9(b), and only any such Financial Covenant included pursuant to Section 9.9(a) shall be so excluded, terminated, loosened, amended or otherwise modified pursuant to the terms hereof.

(c) The Company and the Required Holders shall from time to time promptly execute and deliver at the Company’s expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance reasonably satisfactory to the Company and the Required Holders evidencing that, pursuant to this Section 9.9, this Agreement then and thereafter includes, excludes, amends or otherwise modifies any Financial Covenant; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Financial Covenants.

(a) Minimum Interest Coverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters ending on and after February 27, 2010 for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 2.5 to 1.0.

(b) Maximum Leverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters ending on and after February 27, 2010, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 3.5 to 1.0.

Section 10.2. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

(a) Liens for taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by Section 9.4;

(b) Liens of or resulting from (i) pending litigation, provided that the Company is prosecuting such litigation in good faith, and (ii) any judgment or award (A) the time for the appeal or petition for rehearing of which shall not have expired, or (B) in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, or (C) which otherwise does not constitute an Event of Default under Section 11(i);

(c) Liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of properties and assets (including, without limitation, carrier’s, warehousemen’s, servicemen’s, repairmen’s and attorneys’ Liens, statutory landlords’ Liens) and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations (including, without limitation, workers’ compensation, unemployment insurance and other social security laws or regulations), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured, if Material, is not more than thirty (30) days overdue or is being contested in good faith by appropriate actions or proceedings;

(d) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which do not materially impair their use in the operation of the business of the Company and its Subsidiaries;

(e) bankers’ liens and rights of setoff arising by operation of law and contractual rights of setoff or any contractual Liens of a similar nature or netting rights in favor of depository institutions in connection with any depository or cash management services provided to the Company and its Subsidiaries;

(f) Liens granted in the ordinary course of business to licensors which encumber licensed intellectual property and inventory produced thereunder (but not any receivables from the sale, distribution or licensing thereof);

(g) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;

(h) Liens existing as of the date of the first Closing, securing Indebtedness of the Company or any Subsidiary outstanding on such date and reflected in Schedule 10.2 hereto;

(i) Liens incurred after the date of the first Closing given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach, provided that (i) the Lien or charge shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to 90% (or 100% in the case of Capital Lease Obligations) of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by a Responsible Officer of the Company), (iii) such Lien shall have been created or incurred prior to, or within 90 days after, the date of acquisition, purchase or completion of construction, as the case may be, and (iv) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default would exist under Section 10.8;

(j) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary or is merged or consolidated with the Company or any Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or is so merged or consolidated; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary;

(k) Liens in connection with or to secure Indebtedness arising under Permitted Receivables Facilities;

(l) Liens created or extended in connection with renewing, extending or refinancing Indebtedness secured by Liens permitted by the preceding paragraphs (h), (i), (j) and (k) provided (i) the principal amount of the Indebtedness so secured shall not be increased over the principal amount thereof outstanding immediately prior to such extension or renewal, and (ii) such Lien or charge shall not attach to any property other than property encumbered immediately prior to such renewal, extension or refinancing; and

(m) mortgages, conditional sales contracts, security interests, Liens, encumbrances or other arrangements for the retention of title in addition to those described in clauses (a) through (j) above incurred after the date of the first Closing and given to secure Indebtedness for Borrowed Money of the Company or any Subsidiary; provided that, at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default would exist under Section 10.8; provided, further, that, notwithstanding the foregoing, in the event that at any time the Company or any Subsidiary provides a Lien to or for the benefit of the lenders under the Bank Credit Agreement or the administrative agent on their behalf, then the Company will, and will cause each of its Subsidiaries that has provided any such Lien to concurrently grant to and for the benefit of the holders of the Notes a similar first priority Lien (subject only to Liens otherwise permitted by this Section 10.2, and ranking pari passu with the Lien provided to or for the benefit of the lenders and/or the administrative agent, as the case may be, under such Bank Credit Agreement), over the same assets, property and undertaking of the Company and the Subsidiary as those encumbered in respect of the Bank Credit Agreement, in form and substance reasonably satisfactory to the Required Holders with such security to be the subject of an intercreditor agreement among the lenders and/or the administrative agent, as the case may be, under the Bank Credit Agreement or the administrative agent on their behalf, as the case may be, and the holders of Notes, which shall be reasonably satisfactory in form and substance to the Required Holders.

Section 10.3. Mergers, Consolidations, Etc. The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

(a) any Subsidiary may merge or consolidate with or into, or transfer all or substantially all of its assets to, the Company or any other Subsidiary so long as (i) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing entity and (ii) in any merger or consolidation involving a Subsidiary (and not the Company), (A) a Subsidiary shall be the surviving or continuing entity and, after giving effect to such merger or consolidation, the Company or one or more Subsidiaries shall own not less than the same percentage of Voting Stock of the continuing or surviving Subsidiary as the Company or one or more Subsidiaries owned of the merged or consolidated Subsidiary immediately prior to such merger or consolidation and (B) if such merging or consolidating Subsidiary is a Subsidiary Guarantor, the surviving or continuing Subsidiary (if not the Company) shall expressly assume in writing the due and punctual performance and observation of all of the covenants in the Subsidiary Guaranty to be performed or observed by such merging or consolidating Subsidiary and such surviving or continuing Subsidiary shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding agreement of the surviving or continuing Subsidiary enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws effecting the enforcement of creditors’ rights generally and by general equitable principals;

(b) the Company may consolidate, merge or amalgamate with or into any other entity if (i) the entity which results from such consolidation or merger (the “Surviving Person”) is organized under the laws of any state or jurisdiction of the United States, the District of Columbia or any other Permitted Jurisdiction, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the Surviving Person (provided that to the extent the Surviving Person is organized under the laws of a Permitted Jurisdiction other than the United States or any State thereof (including the District of Columbia), such Surviving Person shall agree to make payments on the Notes free and clear of any tax or withholding and in lawful currency of the United States on terms satisfactory to the Required Holders) and the Surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) each of the Subsidiary Guarantors shall have affirmed in writing its obligations under the Subsidiary Guaranty to which it is a party, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;

(c) the Company may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which, other than in the case of a sale or disposition provided in Section 10.4(b), represents the fair market value of such assets (as determined in good faith by a Senior Financial Officer of the Company) at the time of such sale or other disposition if (i) the acquiring Person (the “Acquiring Person”) is a corporation or limited liability company organized under the laws of any state of the United States, the District of Columbia or any other Permitted Jurisdiction, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the Acquiring Person (provided that to the extent the Acquiring Person is organized under the laws of a Permitted Jurisdiction other than the United States or any State thereof (including the District of Columbia), such Acquiring Person shall agree to make payments on the Notes free and clear of any tax or withholding and in lawful currency of the United States on terms satisfactory to the Required Holders) and the Acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) each of the Subsidiary Guarantors shall have affirmed in writing its obligations under the Subsidiary Guaranty to which it is a party, and (iv) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist;

(d) any Subsidiary may (i) sell, lease, or otherwise dispose of all or substantially all of its assets in connection with a sale, lease or other disposition permitted under Section 10.4; provided, that if at the time thereof such Subsidiary is a Subsidiary Guarantor and its Subsidiary Guaranty has not been released pursuant to Section 2.2(b), the acquiring entity, if a Subsidiary, shall expressly assume in writing the due and punctual performance and observation of all covenants in the Subsidiary Guaranty to be performed or observed by such Subsidiary and such acquiring entity shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding agreement of the acquiring entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws effecting the enforcement of creditors’ rights generally and by general equitable principals and (ii) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, such Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes; and

(e) the Company and its Subsidiaries may enter into and consummate Permitted Acquisitions.

Section 10.4. Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except for inventory and other assets sold, leased, transferred or otherwise disposed of in the ordinary course of business for fair market value and except as provided in Section 10.3(a) or (c)); provided that the foregoing restrictions do not apply to:

(a) the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Subsidiary of which the Company and one or more Subsidiaries shall own not less than the same percentage of Voting Stock as the Company and one or more Subsidiaries then own of the Subsidiary making such sale, lease, transfer or other disposition; or

(b) the sale, lease, transfer or other disposition of assets of the Company to a Wholly-Owned Subsidiary;

(c) the abandonment of assets of the Company or a Subsidiary that are no longer useful or intended to be used in the operation of the business of the Company and its Subsidiaries, provided that such abandonment would not, individually or in the aggregate, have a Material Adverse Effect;

(d) the sale of Receivables under Permitted Receivables Facilities (subject to the limitation that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of $200,000,000); and

(e) the sale, lease, transfer or other disposition of assets for cash or other property to a Person or Persons if all of the following conditions are met:

(i) such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the twelve-month period then ending (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year;

(ii) in the good faith opinion of the Company, the sale is for fair value and is in the best interests of the Company;

(iii) in the event such Person is an Affiliate, the terms of such sale, lease, transfer or disposition are no less favorable to the Company or such Subsidiary than would be obtained in a transaction with a Person other than an Affiliate; and

(iv) immediately before and immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are segregated by the Company for the prepayment at any applicable prepayment premium, on a pro rata basis of Senior Indebtedness of the Company (other than Senior Indebtedness of the Company owed to a Subsidiary or Affiliate) for which the Company has provided notice to the holders of such Senior Indebtedness of its intent to prepay such Senior Indebtedness with such proceeds within 15 days of the date of the sale and such proceeds are so applied within 45 days after the date of such notice or otherwise applied within twelve months of the date of sale of such assets to either (A) the acquisition of, or reinvestment in, assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in Section 10.6 and having a fair market value (as determined in good faith by the Company) at least equal to that of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness of the Company (other than Senior Indebtedness of the Company owed to a Subsidiary or Affiliate). It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be offered and prepaid as and to the extent provided in Section 8.2 (it being understood and agreed that with respect to the Notes, notwithstanding the terms and provisions of Section 8.2, an offer of prepayment pursuant to this clause of Section 10.4 of the Notes shall be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, with respect to a series of Notes as the Company may designate, on a pro rata basis within each such series).

Without limiting the foregoing clause (b), the Company agrees that:

(x) the timing and manner of any offer of prepayment to the holders of the Notes shall be in the manner contemplated by Section 8.2; provided that any such prepayment of the Notes pursuant to this Section 10.4 may be in an amount less than 10% of the aggregate principal amount of the Notes then outstanding and shall only be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, and in no event with a Make-Whole Amount or other premium;

(y) any holder of the Notes may decline any offer of prepayment pursuant to the foregoing clause (B); provided that a failure by a holder of the Notes to respond to any offer of prepayment pursuant to the foregoing within 15 days after receipt by such holder of such offer shall be deemed to constitute a rejection of such offer by such holder; and

(z) if such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid and applied in the manner provided in Section 8.2, excepting only that such prepayment shall be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, without payment of Make-Whole Amount or other premium.

To the extent that any holder of the Notes declines or is deemed to have declined such offer of prepayment, the Company may use the remaining amount of such prepayment so declined for general corporate purposes.

Section 10.5. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of Material related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.6. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.7. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

Section 10.8. Limitation on Consolidated Priority Indebtedness. The Company will not at any time permit Consolidated Priority Indebtedness to exceed 15% of Consolidated Tangible Assets.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 9.8, 9.9 and 10.1 through 10.4 or 10.8 or any Financial Covenant incorporated pursuant to Section 9.9; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company or any Subsidiary Guarantor in this Agreement or any Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (1) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000, or (2) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; provided that, for purposes of this Section 11(f), the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time; or

(g) the Company or any Significant Subsidiary or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries or any Subsidiary Guarantor, or any such petition shall be filed against the Company or any of its Significant Subsidiaries or any Subsidiary Guarantor and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Significant Subsidiaries or any Subsidiary Guarantor and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $15,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such Subsidiary Guaranty is invalid, void or unenforceable or any Subsidiary Guarantor which is a party to such Subsidiary Guaranty shall contest or deny in writing the validity or enforceability of any of its obligations under such Subsidiary Guaranty, but excluding any Subsidiary Guaranty which ceases to be in full force and effect in accordance with and by reason of the express provisions of Section 2.2(b).

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 55% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all out-of-pocket costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address, tax identification number and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, 1-B, 1-C or 1-D, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2, and shall confirm such representations in writing upon the written request of the Company.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, as the case may be, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes or any Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or any Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or any Subsidiary Guaranty, or by reason of being a holder of any Note or any Subsidiary Guaranty or (b) the costs and expenses, including the fees of one financial advisor acting on behalf of all of the holders of the Notes, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20; provided that, anything contained in this Section 17.1 and 17.2 to the contrary notwithstanding, if for any reason whatsoever it becomes necessary or appropriate to enter into any amendment of this Agreement or any waiver with respect to compliance herewith by the Company during the period from and including the first Closing through and including the earlier of the second Closing and February 26, 2010, (a) American Republic Insurance Company, The Catholic Aid Association, Catholic Knights, Fidelity Life Association, Industrial-Alliance Pacific Life Insurance Company, Trustmark Insurance Company, The Guardian Life Insurance Company of America, Nationwide Life Insurance Company, Forethought Life Insurance Company, New York Life Insurance and Annuity Corporation, New York Life Insurance Company, American United Life Insurance Company, Ameritas Life Insurance Corp., and Thrivent Financial for Lutherans shall be deemed to be the holder of an aggregate principal amount of outstanding Series B Notes set opposite such entity’s name in Schedule A hereto and (b) Farm Bureau Life Insurance Company of Michigan, C.M. Life Insurance Company, MassMutual Asia Limited, Massachusetts Mutual Life Insurance Company, Minnesota Life Insurance Company, MTL Insurance Company, Cuna Mutual Insurance Society, Genworth Life Insurance Company, Great-West Life & Annuity Insurance Company, The Guardian Life Insurance Company of America, Homesteaders Life Company, MetLife Insurance Company of Connecticut - Separate Account MGA, MetLife Investors USA Insurance Company, MetLife Reinsurance Company of Vermont, Metropolitan Life Insurance Company, Forethought Life Insurance Company, New York Life Insurance and Annuity Corporation, New York Life Insurance Company, American United Life Insurance Company, Jackson National Life Insurance Company, Protective Life Insurance Company, and Thrivent Financial for Lutherans shall be deemed to be the holder of an aggregate principal amount of outstanding Series D Notes set opposite such entity’s name in Schedule A hereto, (i) for purposes of any determination of the percentage of holders of the Notes required to grant or deny such requested amendment or waiver and (ii) for purposes of any determination of any payment of remuneration, whether by way of supplemental or additional interest, fee or otherwise pursuant to Section 17.2, notwithstanding that the issuance, sale and delivery of the Notes on the second Closing has not been consummated at the time such amendment or waiver is requested or such payment of remuneration is determined pursuant to Section 17.2. If for any reason whatsoever, (a) the Series B Notes to be issued to American Republic Insurance Company, The Catholic Aid Association, Catholic Knights, Fidelity Life Association, Industrial-Alliance Pacific Life

Insurance Company, Trustmark Insurance Company, The Guardian Life Insurance Company of America, Nationwide Life Insurance Company, Forethought Life Insurance Company, New York Life Insurance and Annuity Corporation, New York Life Insurance Company, American United Life Insurance Company, Ameritas Life Insurance Corp., and Thrivent Financial for Lutherans or (b) the Series D Notes to be issued to Farm Bureau Life Insurance Company of Michigan, C.M. Life Insurance Company, MassMutual Asia Limited, Massachusetts Mutual Life Insurance Company, Minnesota Life Insurance Company, MTL Insurance Company, Cuna Mutual Insurance Society, Genworth Life Insurance Company, Great-West Life & Annuity Insurance Company, The Guardian Life Insurance Company of America, Homesteaders Life Company, MetLife Insurance Company of Connecticut - Separate Account MGA, MetLife Investors USA Insurance Company, MetLife Reinsurance Company of Vermont, Metropolitan Life Insurance Company, Forethought Life Insurance Company, New York Life Insurance and Annuity Corporation, New York Life Insurance Company, American United Life Insurance Company, Jackson National Life Insurance Company, Protective Life Insurance Company, and Thrivent Financial for Lutherans are not issued on the second Closing on or before February 26, 2010, any such amendment or waiver entered into as contemplated by the foregoing proviso of this Section 17.1 shall, at the option of the Required Holders of the then outstanding Notes, be deemed null and void.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or of any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of any series of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note or any Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of each series of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer, or has accepted an offer of prepayment of, such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer or prepayment shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder or holder whose Note is being prepaid.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes of each series and is binding upon them and upon each future holder of any Note of any series and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note of any series nor any delay in exercising any rights hereunder or under any Note of any series or any Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any Subsidiary Guaranty, or have directed the taking of any action provided herein or in the Notes or in any Subsidiary Guaranty to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received. Notwithstanding anything to the contrary in this Section 18, the Company may, in its discretion, elect, from time to time, to provide notices, reports and other information (including financial statements and other reports) otherwise required by the terms of Sections 7.1(a), 7.1(b), 7.1(c) and 7.2(a) of this Agreement (collectively, “Periodic Reporting”) via electronic mail transmission (“e-mail”) to the e-mail address specified by such Purchaser or its nominee in Schedule A, or at such other e-mail address as such Purchaser or nominee shall have specified to the Company in writing.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by such Purchaser as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this

Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement; provided, that such Purchasers shall use reasonable commercial efforts to inform the Company as promptly as reasonably possible of its intention to make a disclosure under clause (viii) (w), (x) or (y) unless to so inform the Company would be unlawful. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP.

For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using an amount other than par (as permitted by FASB 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, H.B. FULLER COMPANY

By	/s/ Cheryl A. Reinitz
Name: Cheryl A. Reinitz Title: Vice President and Treasurer

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

AMERICAN REPUBLIC INSURANCE COMPANY By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

THE CATHOLIC AID ASSOCIATION By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

CATHOLIC KNIGHTS By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

FIDELITY LIFE ASSOCIATION By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

INDUSTRIAL-ALLIANCE PACIFIC LIFE INSURANCE COMPANY By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

MINNESOTA LIFE INSURANCE COMPANY By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

MTL INSURANCE COMPANY By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

TRUSTMARK INSURANCE COMPANY By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

UNITED INSURANCE COMPANY OF AMERICA By: Advantus Capital Management, Inc.

By	/s/ Sean M. O’Connell
Name: Sean M. O’Connell Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA By: Allianz of America, Inc., as the authorized signatory and investment manager

By	/s/ Gary Brown
Name: Gary Brown Title: Assistant Treasurer

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

AMERICO FINANCIAL LIFE & ANNUITY – LONDON LIFE

By	/s/ Greg Hamilton
Name: Greg Hamilton Title: VP-Investments

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

AVIVA LIFE AND ANNUITY COMPANY By: Aviva Investors North America, Inc., its authorized attorney-in-fact

By	/s/ Roger D. Fors
Name: Roger D. Fors Title: VP-Private Fixed Income

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

C.M. LIFE INSURANCE COMPANY By: Babson Capital Management LLC as Investment Advisor

By	/s/ Emeka Onukwugha
Name: Emeka Onukwugha Title: Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: Babson Capital Management LLC as Investment Advisor

By	/s/ Emeka Onukwugha
Name: Emeka Onukwugha Title: Managing Director

MASSMUTUAL ASIA LIMITED By: Babson Capital Management LLC as Investment Advisor

By	/s/ Emeka Onukwugha
Name: Emeka Onukwugha Title: Managing Director

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

CUNA MUTUAL INSURANCE SOCIETY By: MEMBERS Capital Advisors, Inc., acting as Investment Advisor

By	/s/ Allen R. Cantrell
Name: Allen R. Cantrell Title: Director, Investments

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

GENWORTH LIFE INSURANCE COMPANY

By	/s/ John R. Endres
Name: John R. Endres Title: Investment Officer

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By	/s/ Eve Hampton
Name: Eve Hampton Title: Vice President, Investments

By	/s/ Tad Anderson
Name: Tad Anderson Title: Assistant Vice President, Investments

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By	/s/ Gwendolyn S. Foster
Name: Gwendolyn S. Foster Title: Senior Director

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

HOMESTEADERS LIFE COMPANY

By	/s/ Glen R. Hare
Name: Glen R. Hare Title: Executive Vice President Treasurer and CFO

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

RELIASTAR LIFE INSURANCE COMPANY By: ING Investment Management LLC, as Agent

By	/s/ Christopher P. Lyons
Name: Christopher P. Lyons Title: Senior Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

KNIGHTS OF COLUMBUS

By	/s/ Donald R. Kehoe
Name: Donald R. Kehoe Title: Supreme Secretary

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INVESTORS USA INSURANCE COMPANY

By:   Metropolitan Life Insurance Company, its investment manager

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:   Metropolitan Life Insurance Company, its investment manager

METLIFE REINSURANCE COMPANY OF VERMONT

By:   Metropolitan Life Insurance Company, its Investment manager

By	/s/ Judith A. Gulotta
Name: Judith A. Gulotta Title: Managing Director

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By	/s/ R. Scott Higgins
Name: R. Scott Higgins Title: Senior Vice President Sentinel Asset Management

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

NATIONAL LIFE INSURANCE COMPANY

By	/s/ R. Scott Higgins
Name: R. Scott Higgins Title: Senior Vice President Sentinel Asset Management

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

NATIONWIDE LIFE INSURANCE COMPANY

By	/s/ Thomas A. Gleason
Thomas A. Gleason Authorized Signatory

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

FORETHOUGHT LIFE INSURANCE COMPANY By New York Life Investment Management LLC, Its Investment Manager

By	/s/ A. Post Howland
Name: A. Post Howland Title: Director

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION By New York Life Investment Management LLC, Its Investment Manager

By	/s/ A. Post Howland
Name: A. Post Howland Title: Director

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

NEW YORK LIFE INSURANCE COMPANY

By	/s/ A. Post Howland
Name: A. Post Howland Title: Corporate Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By	/s/ Kent R. Adams
Name: Kent R. Adams Title: Vice President Fixed Income Securities

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY By PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By	/s/ Curtis A. Spillers
Name: Curtis A. Spillers, CFA Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

PROTECTIVE LIFE INSURANCE COMPANY

By	/s/ Diane S. Griswold
Name: Diane S. Griswold Title: Second Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD. By: Prudential Investment Management (Japan), Inc., as Investment Manager By: Prudential Investment Management, Inc. As Sub-Advisor

By	/s/ G. Anthony Coletta
Name: G. Anthony Coletta Title: Vice President

GATEWAY RECOVERY TRUST By: Prudential Investment Management, Inc. As Asset Manager

By	/s/ G. Anthony Coletta
Name: G. Anthony Coletta Title: Vice President

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

AMERITAS LIFE INSURANCE CORP. By: Summit Investment Advisors, Inc., as Agent

By	/s/ Andrew S. White
Name: Andrew S. White Title: Managing Director – Private Placements

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

THE UNION CENTRAL LIFE INSURANCE COMPANY By: Summit Investment Advisors, Inc., as Agent

By	/s/ Andrew S. White
Name: Andrew S. White Title: Managing Director – Private Placements

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Patricia H. Eitrheim
Name: Patricia H. Eitrheim Title: Director, Private Investments

H.B. Fuller Company

Note Purchase Agreement

This Agreement is hereby accepted and

agreed to as of the date thereof.

THE TRAVELERS INDEMNITY COMPANY

By	/s/ David D. Rowland
Name: David D. Rowland Title: Senior Vice President

H.B. Fuller Company

Note Purchase Agreement

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICAN REPUBLIC INSURANCE COMPANY
c/o Advantus Capital Management Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	SERIES B	$500,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

Wells Fargo Bank, N.A.

ABA #121000248

BNFA=0000840245 (include all 10 digits)

BNF=Trust Wire Clearing

FFC Attn: Income Collections, a/c #20983400

For further credit to: American Republic Insurance Co.

 Account Number: 20983400

Ref: Issuer, Rate, Maturity, CUSIP/PPN, P&I Breakdown

Notices

All notices and statements should be sent to the following address:

American Republic Insurance Company

c/o Advantus Capital Management Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

Name of Nominee in which Notes are to be issued: Wells Fargo Bank N.A. as custodian for American Republic Insurance Company

Taxpayer I.D. Number: 42-0113630

SCHEDULE A

(to Note Purchase Agreement)

Notes should be delivered to:

Duane (Dewey) Johnson

Wells Fargo - Investment Mgr. Relations

MAC N9306-036

733 Marquette Ave., 3rd Fl.

Minneapolis, MN 55479

Account Name: American Republic Insurance Company

Account Number: 20983400

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE CATHOLIC AID ASSOCIATION
c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	SERIES B	$500,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

Wells Fargo Bank N.A.

ABA #: 121000248

BNFA: 0000840245 (must use all 10 digits)

Beneficiary Acct Name: Trust Wire Clearing

Wells Fargo Acct Name: The Catholic Aid Association

Wells Fargo Acct #: 15313201

Contact Name: Duane Johnson (612) 667-6723

Also, please reference sufficient information to identify the source and application of such funds.

Notices

All notices and statements should be sent to the following address:

The Catholic Aid Association

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attention: Client Administrator

Name of Nominee in which Notes are to be issued: Wells Fargo Bank N.A. FBO The Catholic Aid Association

Taxpayer I.D. Number: 41-0182070

Notes should be delivered to:

Duane (Dewey) Johnson

Wells Fargo - Investment Mgr. Relations

MAC N9306-036

733 Marquette Ave., 3rd Floor

Minneapolis, MN 55479

Account Name: The Catholic Aid Association

Account Number: 15313201

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
CATHOLIC KNIGHTS
c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	SERIES B	$500,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

Associated Bank, Green Bay, WI

ABA #: 0759-00575

Attn: Trust Operations Department

Credit Checking #1-429-144-9

For Further Credit To: Catholic Knights Advantus #77-G000-00-1

Notices

All notices and statements should be sent to the following address:

Catholic Knights

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, Minnesota 55101

Attention: Client Administrator

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 39-0201015

Notes should be delivered to:

Associated Trust Company

Attn: Physical Trade Processing

2985 South Ridge Road, Suite C

Green Bay, WI 54304

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	SERIES D	$500,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

Comerica Bank

Detroit, MI

ABA #072-000-096

For credit to:	Trust Operation - Fixed Income
Unit Cost Center 98530
Account Number: 21585-98530

For further credit to:	Farm Bureau Life Insurance Company of Michigan -
Account Number: 1085001633

Ref: Issuer, Rate, Maturity, CUSIP/PPN, P & I Breakdown

Notices

All notices and statements should be sent to the following address:

Farm Bureau Life Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 38-6056370

Notes should be delivered to:

Comerica Bank

Attn: Dan Molnar MC 3462

411 West Lafayette

Detroit, MI 48275-3404

Reference: Farm Bureau Life Insurance Company of Michigan

Internal Account Number: 1085001633

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FIDELITY LIFE ASSOCIATION
c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	SERIES B	$500,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

The Northern Chgo/Trust

ABA #071-000-152

For credit to: Account Number 5186041000

For further credit to: Fidelity Life Association

 Account Number: 26-31640

 Attention: Income Collections

*Depending on the type of payment, the wire should state: Interest/Dividends/Principal and Interest Breakdown, Cusip, Security Description, Rate, Due date

For CMO’S - Class Issue and Fee

Notices

All notices and statements should be sent to the following address:

Fidelity Life Association

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

Name of Nominee in which Notes are to be issued: ELL & Co.

Taxpayer I.D. Number: 36-1068685

Notes should be delivered to:

Northern Trust Company of New York

Harborside Financial Center 10, Suite 1401

3 Second Street

For Acct#: 26-31640, Fidelity Life Association

Jersey City, NJ 07311

Attention: Jose Mero or Ruby Vega

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
INDUSTRIAL-ALLIANCE PACIFIC LIFE INSURANCE COMPANY
c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	SERIES B	$500,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

BK of NYC

ABA #: 021000018

GLA 111—565

TRUST #: 271883

A/C Name: Industrial-Alliance Pacific Life Insurance

Ref: Issuer, Rate, Maturity, CUSIP/PPN, P&I Breakdown

Notices

All notices and statements should be sent to the following address:

Industrial-Alliance Pacific Life Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

Name of Nominee in which Notes are to be issued: Hare & Co.

Taxpayer I.D. Number: 98-0018913

Notes should be delivered to:

The Bank of New York

One Wall Street — 3rd Floor, INCOMING WINDOW

New York, NY 10286

For Account #: 271883

Account Name: Industrial-Alliance Pacific Life Insurance Co.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MINNESOTA LIFE INSURANCE COMPANY
400 Robert Street North St. Paul, Minnesota 55101 Attention: Advantus Capital Management, Inc.	SERIES A SERIES C SERIES D	$1,000,000 $1,000,000 $1,000,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

Mellon Bank, Pittsburgh, PA

ABA#: 011001234

DDA#: 048771

Account Name: Minnesota Life Insurance Company

Account #: ADFF0106002

Cost Code: 1167

Ref: Issuer, Rate, Maturity, CUSIP/PPN, P&I Breakdown

Notices

All notices and statements should be sent to the following address:

Minnesota Life Insurance Company

400 Robert Street North

St. Paul, Minnesota 55101

Attention: Advantus Capital Management, Inc.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-0417830

Notes should be delivered to:

Minnesota Life Insurance Company

400 Robert Street North

St. Paul, Minnesota 55101

Attention: Advantus Capital Management, Inc.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MTL INSURANCE COMPANY
c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	SERIES D	$500,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

The Northern Chgo/Trust

ABA #071-000-152

for credit to: Account Number 5186041000

For further credit to:	MTL Insurance Company
Account Number: 26-00621
Attention: Income Collections

Also, please reference sufficient information to identify the source and application of such funds.

Notices

All notices and statements should be sent to the following address:

MTL Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attention: Client Administrator

Name of Nominee in which Notes are to be issued: ELL & Co.

Taxpayer I.D. Number: 36-1516780

Notes should be delivered to:

Northern Trust Company of New York

40 Broad Street, 8th Floor

New York, NY 10004

Attention: Settlements for Account #26-00621,

Account Name: MTL Insurance Company

Attn: Jose Mero

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TRUSTMARK INSURANCE COMPANY
c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	SERIES B	$500,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

The Northern Chgo/Trust

ABA #071-000-152

For credit to: Account Number 5186041000

For further credit to:	Trustmark Insurance Company
Account Number: 26-11938
Attn: Income Collections

*Depending on the type of payment, the wire should state: Interest/Dividends/Principal and Interest Breakdown, Cusip, Security Description, Rate, Due date

For CMO’s - Class Issue and Fee

Notices

All notices and statements should be sent to the following address:

Trustmark Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

Name of Nominee in which Notes are to be issued: ELL & Co.

Taxpayer I.D. Number: 36-0792925

Notes should be delivered to:

Northern Trust Company of New York

Harborside Financial Center 10, Suite 1401

3 Second Street

For Acct#: 26-11938, Trustmark Insurance Company

Jersey City, NJ 07311

Attn: Jose Mero

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
UNITED INSURANCE COMPANY OF AMERICA
c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	SERIES C	$1,000,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

The Bank of New York

ABA # 021 000 018

Credit A/C#: GLA111565

A/C Name: Institutional Custody Insurance Division

FFC: Custody Account # 367937

Custody Name: United Insurance Company of America

Notices

All notices and statements should be sent to the following address:

United Insurance Company of America

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, Minnesota 55101

Attn: Client Administrator

Name of Nominee in which Notes are to be issued: Hare & Co.

Taxpayer I.D. Number: 36-1896670

Notes should be delivered to:

The Bank of New York

One Wall Street

3rd Floor, Window “A”

New York, NY 10286

Account Name: United Insurance Company of America (Advantus Capital Management)

Account Number: 367937

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Attn: Private Placements c/o Allianz of America, Inc. 55 Greens Farms Road P.O. Box 5160 Westport, Connecticut 06881-5160 Telephone No.: (203) 221-8580 Fax No.: (203) 221-8539 E-mail: Brian.Landry@azoa.com	SERIES C	$2,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

MAC & CO.

The Bank of New York Mellon

ABA #011001234

BNY Mellon Bank Account No. AZAF6700012

DDA 125261

Cost Center 1253

Re “Accompanying Information” below:

H.B. Fuller Company

Reference: OBI PPN 359694 D#0 5.61% Senior Notes, Series C due December 16, 2019, due date and application (as among principal, Make-Whole Amount and interest) of the payment being made.

For Credit to Portfolio Account: AZLife AZAF6700012

Notices

All notices or statements with respect to payments and written confirmation of each such payment to be addressed as first shown above with a copy to:

Allianz Life Insurance Company of North America

c/o Allianz of America, Inc.

Attn: Private Placements

55 Greens Farms Road

P.O. Box 5160

Westport, Connecticut 06881-5160

Telephone No.: (203) 221-8580

Fax No.: (203) 221-8539

Email: Brian.Landry@azoa.com

with a copy to:

Kathy Muhl

Supervisor - Income Group

The Bank of New York Mellon

Three Mellon Center - Room 3418

Pittsburgh, Pennsylvania 15259

Phone: 412-234-5192

Email: muhl.kl@mellon.com

Name of Nominee in which Notes are to be issued: MAC & CO.

Taxpayer I.D. Number: 41-1366075

Notes should be delivered to:

Mellon Securities Trust Company

One Wall Street

3rd Floor Receive Window C

New York, NY 10286

For Credit to: Allianz Life Insurance Company of North America,

AZLife AZAF6700012

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICO FINANCIAL LIFE & ANNUITY — LONDON LIFE
300 W. 11th Street Kansas City, MO 64105 Telephone Number: 816-391-2779 E-mail: greg.hamilton@americo.com	SERIES C	$2,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

State Street Bank

ABA Routing #:	011000028
Account Number:	U6F8
Account Name:	Americo Financial Life & Annuity — London Life
Ref:	H.B. Fuller, 5.61% Senior Notes, Series C Due December 16, 2019

Notices

All notices and communications:

Mr. Greg Hamilton

Americo Life, Inc.

300 W. 11th Street

Kansas City, MO 64105

Payments are to be sent to:

Ms. Denise Kisner

Americo Life, Inc.

P.O. Box 410288

Kansas City, MO 64141-0288

Name of Nominee in which Notes are to be issued: Windydive & Co.

Taxpayer I.D. Number : 35-0810610

Notes should be delivered to:

DTC/New York Window

55 Water Street

Plaza Level - 3rd Floor

New York, NY 10041

FAO: State Street Bank

Ref: Americo Financial Life & Annuity — London Life

Fund #U6F8

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AVIVA LIFE AND ANNUITY COMPANY
c/o Aviva Investors North America, Inc. 699 Walnut Street, Suite 1800 Des Moines, Iowa 50309 Attention: Private Placements	SERIES C	$2,000,000

Payments

All payments on or in respect of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

The Bank of New York

New York, NY

ABA #021000018

Credit A/C# GLA111566

A/C Name: Institutional Custody Insurance Division

Custody Account Name: ALA Custody

Custody Account Number: 010040

Reference: H.B. Fuller Company, 5.61% Senior Notes, Series C, due December 16, 2019, 359694 D#0, and Application (as among principal, make-whole and interest) of the payment being made

Address for all Notices, including Financials, Compliance and Requests:

PREFERRED REMITTANCE: privateplacements@avivainvestors.com

Aviva Life and Annuity Company

c/o Aviva Investors North America, Inc.

Attn: Private Placements

699 Walnut Street, Suite 1800

Des Moines, IA 50309

Fax: (515) 283-3439

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number : 42-0175020

Notes should be delivered to:

The Bank of New York

One Wall Street, 3rd Floor

Window A

New York, NY 10286

FAO: ALA Custody, A/C #010040

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AVIVA LIFE AND ANNUITY COMPANY
c/o Aviva Investors North America, Inc. 699 Walnut Street, Suite 1800 Des Moines, Iowa 50309 Fax: (515) 283-3439 Attention: Private Placements	SERIES C	$5,000,000

Payments

All payments on or in respect of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

The Bank of New York

New York, NY

ABA #021000018

Credit A/C# GLA111566

A/C Name: Institutional Custody Insurance Division

Custody Account Name: Aviva Life and Annuity Co-Annuity

Custody Account Number: 010048

Reference: H.B. Fuller Company, 5.61% Senior Notes, Series C, due December 16, 2019, 359694 D#0, and Application (as among principal, make-whole and interest) of the payment being made

Address for all Notices, including Financials, Compliance and Requests:

PREFERRED REMITTANCE: privateplacements@avivainvestors.com

Aviva Life and Annuity Company

c/o Aviva Investors North America, Inc.

Attn: Private Placements

699 Walnut Street, Suite 1800

Des Moines, IA 50309

Fax: (515) 283-3439

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number : 42-0175020

Notes should be delivered to:

The Bank of New York

One Wall Street, 3rd Floor

Window A

New York, NY 10286

FAO: Aviva Life and Annuity Co-Annuity, A/C #010048

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
C.M. LIFE INSURANCE COMPANY
c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	SERIES C SERIES D	$600,000 $1,200,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “H.B. Fuller Company, 5.61% Senior Notes, Series C due December 16, 2019, PPN 359694 D#0”, P&I Breakdown, and/or “5.61% Senior Notes, Series D due February 24, 2020, PPN 359694 E*3”, P&I Breakdown) to:

Citibank, N.A.

New York, NY

ABA No. 021000089

For CM Life Segment 43 - Universal Life

Account Number 30510546

Re: Description of security, PPN, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1819 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P. O. Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-1041383

Notes should be delivered to:

Andrew M.A. Gould, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MASSMUTUAL ASIA LIMITED
c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	SERIES C SERIES D	$133,333 $266,667

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “H.B. Fuller Company, 5.61% Senior Notes, Series C due December 16, 2019, PPN 359694 D#0”, P&I Breakdown, and/or “5.61% Senior Notes, Series D due February 24, 2020, PPN 359694 E*3”, P&I Breakdown) to:

Gerlach & Co.

c/o Citiabank, N.A.

ABA No. 021000089

Concentration Account 36112805

Attn: Judy Rock

Re: MassMutual Asia

Name of Security/PPN

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1754.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed:

MassMutual Asia Limited

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P.O. Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and Collection Department

Corporate action notification to be addressed to:

Citigroup Global Securities Services

Attn: Corporate Action Department

3800 Citibank Center Tampa, Building B Floor 3

Tampa, Florida 33610-9122.

Name of Nominee in which Notes are to be issued: Gerlach & Co.

Taxpayer I.D. Number: 06-1041383

Notes should be delivered to:

Citibank NA

399 Park Avenue

Level B Vault

New York, NY 10022

Acct.# 849195

with a copy to: Andrew M.A. Gould, Counsel, Babson Capital Management LLC, 1500 Main Street, Suite 2800, Springfield, MA 01115

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	SERIES C SERIES D	$1,733,334 $3,466,666

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “H.B. Fuller Company, 5.61% Senior Notes, Series C due December 16, 2019, PPN 359694 D#0”, P&I Breakdown, and/or “5.61% Senior Notes, Series D due February 24, 2020, PPN 359694 E*3”, P&I Breakdown) to:

Citibank, N.A

New York, New York

ABA #021000089

For MassMutual Unified Traditional

Acct. Name: MassMutual BA 0033 TRAD Private ELBX

Acct. Number: 30566056

Re: Description of security, PPN, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed:

MassMutual Asia Limited

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P.O. Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and Collection Department

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

Notes should be delivered to:

Andrew M.A. Gould, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	SERIES C SERIES D	$350,000 $700,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “H.B. Fuller Company, 5.61% Senior Notes, Series C due December 16, 2019, PPN 359694 D#0”, P&I Breakdown, and/or “5.61% Senior Notes, Series D due February 24, 2020, PPN 359694 E*3”, P&I Breakdown) to:

Citibank, N.A

New York, New York

ABA #021000089

For MassMutual DI

Acct. Name: MassMutual BA 0038 DI Private ELBX

Acct. Number: 30566064

Re: Description of security, PPN, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed:

MassMutual Asia Limited

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P.O. Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and Collection Department

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

Notes should be delivered to:

Andrew M.A. Gould, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	SERIES C SERIES D	$1,150,000 $2,300,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “H.B. Fuller Company, 5.61% Senior Notes, Series C due December 16, 2019, PPN 359694 D#0”, P&I Breakdown, and/or “5.61% Senior Notes, Series D due February 24, 2020, PPN 359694 E*3”, P&I Breakdown) to:

Citibank, N.A

New York, New York

ABA #021000089

For MassMutual IFM Non-Traditional

Acct. Number: 30510589

Re: Description of security, PPN, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P. O. Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

Notes should be delivered to:

Andrew M.A. Gould, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	SERIES C SERIES D	$833,333 $1,666,667

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “H.B. Fuller Company, 5.61% Senior Notes, Series C due December 16, 2019, PPN 359694 D#0”, P&I Breakdown, and/or “5.61% Senior Notes, Series D due February 24, 2020, PPN 359694 E*3”, P&I Breakdown) to:

Citibank, N.A

New York, New York

ABA #021000089

For MassMutual Pension Management

Acct. Number: 30510538

Re: Description of security, PPN, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1754.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P. O. Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

Notes should be delivered to:

Andrew M.A. Gould, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 PO Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	SERIES C SERIES D	$200,000 $400,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “H.B. Fuller Company, 5.61% Senior Notes, Series C due December 16, 2019, PPN 359694 D#0”, P&I Breakdown, and/or “5.61% Senior Notes, Series D due February 24, 2020, PPN 359694 E*3”, P&I Breakdown) to:

Citibank, N.A

New York, New York

ABA #021000089

For MassMutual Structured Settlement Fund

Acct. Number: 30510634

Re: Description of security, PPN, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1819.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P. O. Box 15189

Springfield, MA 01115-5189

Attention: Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

Notes should be delivered to:

Andrew M.A. Gould, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
CUNA MUTUAL INSURANCE SOCIETY
c/o MEMBERS Capital Advisors, Inc. Attention: Director, Investments 5910 Mineral Point Road Madison, WI 53705-4456 Telephone: (608) 231-8255 Facsimile: (608) 236-6224 e-mail: john.petchler@cunamutual.com	SERIES D	$4,000,000

Payments

All payments on or in respect of the Note to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “H.B. Fuller Company, 5.61% Senior Notes, Series D due February 24, 2020, PPN 359694 E*3”), to:

ABA #011000028

Bank: State Street Bank

Account Name: CUNA Mutual Insurance Society

DDA#: 1044-851-2

Reference Fund: ZT1E (Must be first 4 digits of reference section/can include nominee name here)

Nominee Name: Turnkeys + CO

Tax ID#: 39-0230590

Notices

All notices of payments, written confirmations of each such wire transfers and other communications (financials), to be addressed to:

Email: DS-PrivatePlacements@Cunamutual.com

Members Capital Advisors, Inc.

Attn: Private Placements

5910 Mineral Point Road

Madison, WI 53705-4456

All other communications as first provided above with a duplicate copy:

Contacts:	Attorney:
Allen Cantrell Director, Investments 5910 Mineral Point Road Madison, WI 53705-4456 Email: Al.Cantrell@Cunamutual.com Phone: 608/231-7243 Fax: 608/236-8228	John Britt Legal Counsel 5910 Mineral Point Road Madison, WI 53705-4456 Email: John.Britt@Cunamutual.com Phone: 608/231-8653 Fax: 860/693-6402

Carrie Snell Servicing & Closing Specialist 5910 Mineral Point Road Madison, WI 53705-4456 Email: Carrie.Snell@Cunamutual.com Phone: 608/231-8639 Fax: 860/236-8639

Name of Nominee in which Notes are to be issued: Turnkeys + Co

Taxpayer I.D. Number: 39-0230590

Notes should be delivered to:

State Street Bank

DTC/New York Window

Attn: Robert Mendez

55 Water Street

Plaza Level – 3rd Floor

New York, NY 10041

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
GENWORTH LIFE INSURANCE COMPANY

c/o Genworth Financial, Inc.

Account: Genworth Life Insurance Company

3001 Summer Street, 2nd Floor

Stamford, Connecticut 06905

Attention: Dorothy Michalowski

Telephone Number: (212) 895-4031

Fax Number: (866) 745-0947

	SERIES C SERIES D	$2,000,000 $5,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

The Bank of New York

ABA #:	021000018
Account #:	IOC566
SWIFT Code:	IRVTUS3N
Acct Name:	Private Placement Income Collection Account
Attn:	PP P&I Department
Reference:	GLIC / LISPIA
PPN & Security Description, and Identify Principal and
Interest Amounts

And by Email:	treasppbkoffice@genworth.com
Fax:(804)	662-7777

Notices

All notices and communications including original note agreement, conformed copy of the note agreement, amendment requests, financial statements and other general information to be addressed as follows:

Genworth Financial, Inc.

Account: Genworth Life Insurance Company

3001 Summer Street, 2nd Floor

Stamford, Connecticut 06905

Attention: Dorothy Michalowski

Telephone Number: (212) 895-4031

Fax Number: (866) 745-0947

If available, an electronic copy is additionally requested. Please send to the following e-mail address: GNW.privateplacements@genworth.com

All corporate actions, including payments and prepayments, should be sent to the above address with copies to:

Genworth Financial, Inc.

Account: Genworth Life Insurance Company

3001 Summer Street

Stamford, Connecticut 06905

Attention: Trade Operations

Telephone Number: (203) 708-3368

Fax Number: (866) 745-3305

If available, an electronic copy is additionally requested. Please send to the following e-mail address: GNWInvestmentsOperations@genworth.com

Notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes, and fees should also be addressed as above with additional copies addressed to the following:

The Bank of New York

Income Collection Department

P.O. Box 19266

Newark, New Jersey 07195

Attention:	PP P&I Department
Ref:	GLIC , CUSIP/PPN & Security Description
P&I Contact:	Purisima Teylan – (718) 315-3035

Name of Nominee in which Notes are issued: HARE & CO.

Taxpayer I.D. Number: 91-6027719

Notes should be delivered to:

The Bank of New York

One Wall Street

Window A, 3rd Floor

New York, New York 10286

Ref: GLIC / LISPIA, Account #140143

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
8515 East Orchard Road, 3T2 Greenwood Village, Colorado 80111 Attention: Investments Division	SERIES D	$5,000,000

Payments

All payments shall be made by wire transfer as follows:

The Bank of New York

ABA #021-000-018

BNF Account No.: IOC566

Further Credit to: Great-West Life/Acct No. 640935

Reference:	1) security description (including PPN)
2) allocation of payment between principal and interest
3) confirmation of principal balance

Notices and Communications

Great-West Life & Annuity Insurance Company

8515 East Orchard Road, 3T2

Greenwood Village, Colorado 80111

Attention: Investments Division

Fax: (303) 737-6193

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 84-0467907

Notes should be delivered to:

The Bank of New York

3rd Floor, Window A

One Wall Street

New York, NY 10286

Attn: Receive/Deliver Dept (Great-West Life/Acct No. 640935)

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
7 Hanover Square New York, New York 10004-2616 Attention: Gwendolyn Foster Investment Dept. 20-D Fax Number: (212) 919-2658	SERIES A SERIES B SERIES C SERIES D	$2,000,000 $3,000,000 $2,000,000 $2,000,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

JP Morgan Chase

FED ABA #021000021

Chase/NYC/CTR/BNF

A/C 900-9-000200

Reference A/C #G05978, Guardian Life, PPN #            , [Issuer Name]

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5123390

Notes should be delivered to:

JP Morgan Chase

4 New York Plaza

Ground Floor Receive Window

New York, NY 10004

Reference: A/C #G05978, Guardian Life

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
HOMESTEADERS LIFE COMPANY
Attention: Investment Department 5700 Westown Parkway West Des Moines, Iowa 50266 Telephone Number: 515-440-7711 Fax Number: 515-440-7692	SERIES D	$500,000

Payments

All payments on or in respect of the Notes to be by Fed wire transfer of immediately available funds (identifying each payment as H.B. Fuller Company, 5.61% Senior Notes, Series D, due February 24, 2020 (and the Credit, if any), the Private Placement Number preceded by “DPP” and the payment as principal, interest or premium) in the format as follows:

Bank =	Wells Fargo Bank, N.A.
ABA #121000248
Account =	Trust Wire Clearing
BAN: 0000840245

OBI =	FFC: 20973800 Homesteaders Life Company
[Name of Bond Issuer]
DDP - [Insert Private Placement Number] —
Payment Due Date (MM/DD/YY) -
P (enter “P” and the amount of principal being remitted, for example, P50000000.00) —
I (enter “I” and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

Homesteaders Life Company

Deb Fisher

5700 Westown Parkway

West Des Moines, Iowa 50266

Telephone: 515-440-7851

Telecopy: 515-440-7692

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: EMSEG & CO for Benefit of: Homesteaders Life Company

Taxpayer I.D. Number: 42-0316600

Notes to be delivered to:

Homesteaders Life Company

Attention: Kevin Kubik, Investments

5700 Westown Parkway

West Des Moines, Iowa 50266

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
RELIASTAR LIFE INSURANCE COMPANY
c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax Number: (770) 690-5057	SERIES A	$7,000,000

Payments

All payments on account of the Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA #: 021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or
IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLIC/Acct. 187035

Reference: 359694 D*4

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

Address for all notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road, NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax Number: (770) 690-4886

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-0451140

Notes should be delivered to:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Lindy Freitag

Email: Linda.Freitag@inginvestment.com

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at The Bank of New York Mellon (RLIC/Acct. 187035)

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
KNIGHTS OF COLUMBUS
One Columbus Plaza New Haven, Connecticut 06510-3326 Attention: Investment Accounting Department, 14th Floor	SERIES A	$2,000,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds to:

Bank of New York

ABA #021000018

CREDIT A/C: GLA111566

ATTN: P&I Dept.

A/C Name: Knights of Columbus FPA Account

Account #: 201047

P & I Breakdown:

RE: PPN #, Company, Note description

Notices

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed to:

Knights of Columbus

FPA Account #201047

Attn: Investment Accounting Department, 14th Floor

One Columbus Plaza

New Haven, CT 06510-3326 USA

All notices and communications with respect to compliance reporting, financial statements and related certifications shall be sent to:

Knights of Columbus

Attn: Investment Department, 19th Floor

One Columbus Plaza, New Haven, CT 06510-3326 USA

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0416470

Notes should be delivered to:

BONY physical delivery contacts:

Mary Wong, Assistant Treasurer Tel. 212-635-1003

Physical Delivery

The Bank of New York Mellon

One Wall Street, 3rd Floor, Window “A”

New York, NY 10286 USA

KNIGHTS OF COLUMBUS FPA ACCOUNT # 201047

Email: marywong@bankofny.com

Mary Wong reports to Daniel Sterling – OIC

Supervisor: Michelle Pahng, Tel. 212-635-4933 Fax 212-635-1199

Email: mpahng@bankofny.com

Fazal Mirjah, Tel. 212-635-6125

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METLIFE INSURANCE COMPANY OF CONNECTICUT
c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	SERIES D	$10,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	State Street Bank
ABA Routing #:	011000028
Account No.:	0008-7155
Account Name:	MetLife Insurance Company of Connecticut — MICC-SA MGA

(TIC-MGA)

Ref:	H.B. Fuller Company 5.61% Senior Notes due February 24, 2020

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile: (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Life Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel - Securities Investments (PRIV)

Facsimile: (973) 355-4338

Name of Nominee in which Notes are to be issued: MetLife Insurance Company of Connecticut - Separate Account

Taxpayer I.D. Number: 06-0566090

Notes should be delivered to:

Jane J. Dickson, Esq.

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, NJ 07962-1902

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METLIFE INVESTORS USA INSURANCE COMPANY
c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	SERIES D	$3,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	002-2-431530
Account Name:	MetLife Investors USA Insurance Company
Ref:	H.B. Fuller Company 5.61% Senior Notes due February 24, 2020

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile: (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel - Securities Investments (PRIV)

Facsimile: (973) 355-4338

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 54-0696644

Notes should be delivered to:

Jane J. Dickson, Esq.

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, NJ 07962-1902

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METLIFE REINSURANCE COMPANY OF VERMONT
c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	SERIES D	$1,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	The Northern Trust Company
ABA Routing #:	071000152
Account No.:	5186041000
Account Name:	MetLife Reinsurance Company of Vermont (MRV — Cell 2 Trust FBO MLI UAA)
Ref:	H.B. Fuller Company 5.61% Senior Notes due February 24, 2020

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

MetLife Reinsurance Company of Vermont

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile: (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Reinsurance Company of Vermont

c/o Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel - Securities Investments (PRIV)

Email: sec_invest_law@metlife.com

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 26-1511401

Notes should be delivered to:

Jane J. Dickson, Esq.

MetLife Reinsurance Company of Vermont

c/o Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, NJ 07962-1902

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METROPOLITAN LIFE INSURANCE COMPANY
1095 Avenue of the Americas New York, New York 10036	SERIES D	$1,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	002-2-410591
Account Name:	Metropolitan Life Insurance Company
Ref:	H.B. Fuller Company 5.61% Senior Notes due February 24, 2020

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile: (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel - Securities Investments (PRIV)

Facsimile: (973) 355-4338

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5581829

Notes should be delivered to:

Jane J. Dickson, Esq.

Metropolitan Life Insurance Company

Securities Investments, Law Department

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
LIFE INSURANCE COMPANY OF THE SOUTHWEST
c/o National Life Insurance Company One National Life Drive Montpelier, Vermont 05604 Attention: Private Placements Fax Number: (802) 223-9332 E-mail: shiggins@nationallife.com	SERIES C	$2,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as H.B. Fuller Company, 5.61% Senior Notes, Series C due December 16, 2019, PPN 359694 D#0, principal, premium or interest) to:

J.P. Morgan Chase & Co.

New York, New York 10010

ABA #021000021

Account Number 910-2-754349

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 75-0953004

Notes should be delivered to:

R. Scott Higgins

Senior Vice President

Sentinel Investments

One National Life Drive

Montpelier, Vermont 05604

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NATIONAL LIFE INSURANCE COMPANY
One National Life Drive Montpelier, Vermont 05604 Attention: Private Placements Fax Number: (802) 223-9332 E-mail: shiggins@nationallife.com	SERIES A	$2,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as H.B. Fuller Company, 5.13% Senior Notes, Series A due December 16, 2016, PPN 359694 D*4, principal or interest) to:

J.P. Morgan Chase

New York, NY 10010

ABA #021000021

Account No. 323-1-14725

Account of National Life Closed Block

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 03-0144090

Notes should be delivered to:

R. Scott Higgins

Senior Vice President

Sentinel Investments

One National Life Drive

Montpelier, Vermont 05604

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza (1-33-07) Columbus, Ohio 43215-2220 Attention: Corporate Fixed-Income Securities	SERIES B	$10,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

The Bank of New York

ABA #021-000-018

BNF: IOC566

F/A/O Nationwide Life Insurance Company Acct #267829

Attention: P&I Department

PPN #359694 D@2

Security Description:

Notices

All notices of payment on or in respect to the security should be sent to:

Nationwide Life Insurance Company

c/o The Bank of New York

P. O. Box 19266

Attention: P&I Department

Newark, NJ 07195

With a copy to:

Nationwide Life Insurance Company

Nationwide Investments - Investment Operations

One Nationwide Plaza (1-05-401)

Columbus, OH 43215-2220

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 31-4156830

Notes to be delivered to:

The Bank of New York

One Wall Street

3rd Floor - Window A

New York, NY 10286

F/A/O Nationwide Life Insurance Co. Acct #267829

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FORETHOUGHT LIFE INSURANCE COMPANY
c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010-1603 Attention: Securities Investment Group, Private Finance, 2nd Floor Fax Number: (212) 447-41222	SERIES B SERIES D	$500,000 $100,000

Payments

All payments by wire or intrabank transfer of immediately available funds to:

State Street Bank & Trust Company

Boston, MA

ABA # 011000028

DDA # 00539841

Attn: Mutual Funds

FLIC-PRV2

Fund # 3N2Z

Ref: Forethought Life Insurance

Contact: Deborah Hartner (Phone: 816-871-9218)

Notices

All notices of payments, written confirmation of such wire transfers and any audit confirmation addressed to:

Attention:	Russell L. Jackson
Director, Investment Accounting
Forethought Life Insurance Company
300 North Meridian Street, Suite 1800
Indianapolis, IN 46204
Phone: 317-223-2749
Email: russell.jackson@forethought.com

With a copy to:	Deborah Hartner
Account Manager
State Street Bank
801 Pennsylvania Avenue
Kansas City, MO 64105
Phone: 816-871-9218
Email: DSHartner@statestreet.com

And a copy to:	New York Life Investment Management LLC
51 Madison Avenue
New York, New York 10010
Attention: Private Operations
Fax #: 908-840-3385
Email: NYLIM_PVT_OPS@NYLIM.com

All other communications:

New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010

Attention: Fixed Income Investors Group

Private Finance, 2nd Floor

Fax #: (212) 447-4122

With a copy sent via Email to: FIIGLibrary@nylim.com

With a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-1016329

Notes should be delivered to:

DTC / New York Window

55 Water Street

New York, NY 10041

Attention: Robert Mendez

Please include in the cover letter accompanying the Notes a reference to SSB Fund #

3N2Z.

with a copy to:

Rebecca Strutton

Vice President and Assistant General Counsel

New York Life Investments

51 Madison Avenue, Room 1016M

New York, NY 10010

Custodian Attention:	Deborah Hartner
Account Manager
State Street Bank
801 Pennsylvania Avenue
Kansas City, MO 64105
Phone: 816-871-9218
Fax: 816-871-9554
Email: DSHartner@statestreet.com

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010-1603 Attention: Securities Investment Group, Private Finance, 2nd Floor Fax Number: (212) 447-41222	SERIES B SERIES D	$8,000,000 $2,900,000

Payments

All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account No. 323-8-47382

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices of payments, written confirmations of such wire transfers and any audit confirmation addressed to:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention:	Financial Management
Securities Operation, 2nd Floor
Fax #: (212) 447-4132

with a copy sent electronically to: FIIGLibrary@nylim.com

All other communications addressed to:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention:	Fixed Income Investors Group
Private Finance, 2nd Floor
Fax #: (212) 447-4122

with a copy sent electronically to: FIIGLibrary@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-3044743

Notes should be delivered to:

Rebecca Strutton

Vice President and Assistant General Counsel

New York Life Investments

51 Madison Avenue, Room 1016M

New York, NY 10010

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE COMPANY
51 Madison Avenue New York, New York 10010-1603 Attention: Securities Investment Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	SERIES B SERIES D	$2,500,000 $1,000,000

Payments

All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance Company

General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

with advice of such payments to:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention:	Financial Management
Securities Operations
2nd Floor
Fax #: (212) 447-4160

with a copy sent electronically to: FIIGLibrary@nylim.com

All other communications addressed to:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010

Attention:	Securities Investment Group
Private Finance
2nd Floor
Fax #: (212) 447-4122

with a copy sent electronically to: FIIGLibrary@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5582869

Notes should be delivered to:

Rebecca Strutton

Vice President and Assistant General Counsel

New York Life Investments

51 Madison Avenue, Room 1016M

New York, NY 10010

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICAN UNITED LIFE INSURANCE COMPANY
One American Square Post Office Box 368 Indianapolis, Indiana 46206-0368 Attention: Michael I. Bullock, Securities Department Overnight mailing address: One American Square Indianapolis, Indiana 46282	SERIES B	$3,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as H.B. Fuller Company, 5.13% Senior Notes, Series B, due February 24, 2017, PPN 359694 D@2 and identifying the breakdown of principal and interest and the payment date) to:

Bank of New York

ABA #021000018

CREDIT A/C: GLA111566

A/C Name: American United Life Insurance Co.

Account #: 186683

P&I Breakdown: (Insert)

RE: PPN 359694 D@2 H. B. Fuller Company

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment and post-closing documentation, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 35-0145825

Notes to be delivered to:

Bank of New York

One Wall Street, 3rd Floor

New York, NY 10286

Ref:	American United Life #186683
Attn:	Anthony Saviano/Window A
cc:	Michele Morris/NYC Physical Desk on all correspondence

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICAN UNITED LIFE INSURANCE COMPANY
One American Square Post Office Box 368 Indianapolis, Indiana 46206-0368 Attention: Michael I. Bullock, Securities Department Overnight mailing address: One American Square Indianapolis, Indiana 46282	SERIES D	$1,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as H.B. Fuller Company, 5.61% Senior Notes, Series B, due February 24, 2020, PPN 359694 E*3 and identifying the breakdown of principal and interest and the payment date) to:

Bank of New York

ABA #021000018

CREDIT A/C: GLA111566

A/C Name: American United Life Insurance Co.

Account #: 186683

P&I Breakdown: (Insert)

RE: [Insert PPN # and credit name here)

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment and post-closing documentation, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 35-0145825

Notes to be delivered to:

Bank of New York

One Wall Street, 3rd Floor

New York, NY 10286

Ref:	American United Life #186683
Attn:	Anthony Saviano/Window A
cc:	Michele Morris/NYC Physical Desk on all correspondence

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
JACKSON NATIONAL LIFE INSURANCE COMPANY
c/o PPM America, Inc. 225 West Wacker Drive, Suite 1200 Chicago, IL 60606-1228 Attn: Private Placements – Curtis Spillers Phone: (312) 634-6885, Fax (312) 634-0054	SERIES D	$9,500,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

The Bank of New York

ABA #021-000-018

BNF Account #: IOC566

FBO: JNL A/C #187242

Ref: PPN 359694 E*3, 5.61% Senior Notes, Series D, due February 24, 2020 of H.B.

Fuller Company, and Breakdown (P&I)

Notices

Original documents and copies of notes, notices, waivers, amendments and consents should be sent to:

(a) PPM America, Inc. 225 West Wacker Drive, Suite 1200 Chicago, Illinois 60606-1228 Attention: Private Placements – Curtis Spillers Phone: (312) 634-1227 Fax: (312) 634-0054	(b) PPM America, Inc. 225 West Wacker Drive, Suite 1200 Chicago, IL 60606-1228 Attn: Craig Close Phone: (312) 634-2502 Fax: (312) 634-0906

Financial information should be sent to:

(a) PPM America, Inc. 225 West Wacker Drive, Suite 1200 Chicago, Illinois 60606-1228 Attention: Private Placements – Curtis Spillers Phone: (312) 634-1227 Fax: (312) 634-0054	(b) Jackson National Life Insurance Company One Corporate Way Lansing, MI 48951 Attn: Investment Accounting – Mark Stewart Phone: (517) 367-3190 Fax: (517) 706-5503

Payment notices should be sent to:

Jackson National Life Insurance Company

c/o The Bank of New York

Attn: P&I Department

P.O. Box 19266

Newark, New Jersey 07195

Phone: (718) 315-3035

Fax: (718) 315-3076

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 38-1659835

Notes should be delivered to:

The Bank of New York

Special Processing - Window A

One Wall Street, 3rd Floor

New York, NY 10286

Ref: JNL – JNL ELI, A/C# 187242

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
PROTECTIVE LIFE INSURANCE COMPANY (PLI)
2801 Hwy. 280 South Birmingham, AL 35223-2488 Attention: Investment Department — Kim Wilkerson	SERIES D	$5,000,000

Payments

All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA #021 000 018

BNF: IOC566

ATTN: PP P&I Department

FFC CUSTODY #: 0000294412

CUST. NAME: Protective Life Ins., Co.

REF: Protective Life Ins., Co./

PPN 359694 E*3

with sufficient information to identify the source and application of such funds.

Notices

All notices of payments and written confirmations of such wire transfers:

Back.office@protective.com

Protective Life Insurance Co. (PLI)

Attn: Investment Department - Kim Wilkerson

2801 Hwy. 280 South

Birmingham, AL 35223

All other communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: HARE & CO.

Taxpayer I.D. Number: 63-0169720

Notes to be delivered to:

The Bank of New York

One Wall Street, 3rd Floor, Window “A”

New York, NY 10286

CUSTODY A/C # 294412

CUST NAME: PROTECTIVE LIFE INSURANCE COMPANY

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
GATEWAY RECOVERY TRUST
Prudential Investment Management, Inc. c/o Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716 Attn: Managing Director	SERIES C	$3,920,000

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York

New York, NY

(ABA No.: 021-000-018)

Account No.: 231922

For credit to GLA 211705

Each such wire transfer shall set forth the name of the Company, a reference to “5.61%, Series C, Senior Notes due December 16, 2019, Security No. INV11173, PPN 359694 D#0” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address for all notices relating to payments:

Gateway Recovery Trust

c/o The Bank of New York Mellon Corporation

601 Travis, 16th Floor

Houston, TX 77002

Attention: Patty Barbarino, Vice President

Phone: 713-483-6033

Facsimile: 713-483-6627

E-mail: patty.barbarino@bankofny.com

With a copy to:

Gateway Recovery Trust

c/o The Bank of New York Mellon Corporation

601 Travis, 16th Floor

Houston, TX 77002

Attention: Lucia Martinez

Phone: 713-483-6038

Facsimile: 713-483-6627

E-mail: lucia.martinez@bankofny.com

With a copy to:

Prudential Investment Management, Inc.

c/o Investment Operations Group

Three Gateway Center, 12th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn: Manager

Address for all other communications and notices to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Tax Identification No.: 51-0371876

Notes should be delivered to:

(a)	Send physical security by nationwide overnight delivery service to:

The Bank of New York Corporate Trust Group

601 Travis, 16th Floor

Houston, TX 77002

Attention: Patty Barbarino

Telephone: (713) 483-6033

Facsimile: (713) 483-6627

E-mail: patty.barbarino@bankofny.com

Please include in the cover letter accompanying the Notes a reference to the

Purchaser’s Account Number 231923.

(b)	Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 4

100 Mulberry, 7th Floor

Newark, NJ 07102

Attention: Trade Management, Manager

Telephone: (973) 367-3141

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
c/o Prudential Capital Group Two Prudential Plaza 180 North Stetson Avenue, Suite 5600 Chicago, IL 60601 Attn: Managing Director	SERIES C	$6,080,000

Payments

All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.: 021-000-021

Account No.: P86291

Account Name: The Prudential Life Insurance Company, Ltd.

Each such wire transfer shall set forth the name of the Company, a reference to “5.61%, Series C, Senior Notes due December 16, 2019, Security No. INV11173, PPN 359694 D#0” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No. 021-000-021

Account No. 304199036

Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to “5.61% Series C, Senior Notes due December 16, 2019, Security No. INV11173, PPN 359694 D#0” and the due date and application (e.g., type of fee) of the payment being made.

Notices

Address for all notices relating to payments:

The Prudential Life Insurance Company, Ltd.

2-13-10, Nagatacho

Chiyoda-ku, Tokyo 100-0014, Japan

Telephone: 81-3-5501-5190

Facsimile: 81-03-5501-5037

E-mail: osamu.egi@prudential.com

Attention: Osamu Egi, Team Leader of Financial Reporting Team

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 98-0433392

Notes should be delivered to:

Prudential Capital Group

Two Prudential Plaza

180 North Stetson Avenue, Suite 5600

Chicago, IL 60601-6716

Attention: Armando M. Gamboa

Telephone: (312) 540-4203

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERITAS LIFE INSURANCE CORP.
c/o Summit Investment Partners, Inc. 390 North Cotner Blvd. Lincoln, Nebraska 68505	SERIES B	$1,000,000

Payments

All payments by wire transfer of immediately available funds to:

JPMorgan Chase Bank

ABA #021-000-021

DDA Clearing Account: 9009002859

Further Credit – Custody Fund P72220 for Ameritas Life Insurance Corp.

Reference: PPN; Issue name and source/application of funds (P&I, etc.)

Notices

All notices of payment and written confirmations of such wire transfers sent to:

Ameritas Life Insurance Corp.

Summit Investment Partners

390 North Cotner Blvd.

Lincoln, NE 68505

Fax #: (402) 467-6970

All other communications sent to:

Ameritas Life Insurance Corp.

Summit Investment Partners

390 North Cotner Blvd.

Lincoln, NE 68505

Name of Nominee in which Notes are to be issued: CUDD & CO.

Taxpayer I.D. Number for Ameritas Life Insurance Corp.: 47-0098400

Taxpayer I.D. Number for CUDD & CO.: 13-6022143

Notes to be delivered to:

JPMorgan Chase Bank, N.A.

4 New York Plaza — 11th Floor

New York, NY 10004

ATTN: Receive Window

REF: Account P72220

REF: Ameritas Life Insurance Corp.

Copy of Certificates sent to Andy White, Summit Investment Partners, per above

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE UNION CENTRAL LIFE INSURANCE COMPANY
c/o Summit Investment Partners, Inc. 390 North Cotner Blvd. Lincoln, Nebraska 68505	SERIES A SERIES C	$1,000,000 $1,000,000

Payments

All payments by wire transfer of immediately available funds to:

JPMorgan Chase Bank

ABA #021-000-021

DDA Clearing Account: 9009002859

Further Credit – Custody Fund P72228 (The Union Central Life Insurance Company)

Reference: PPN, Issue name and source/application of funds

Notices

Address for all notices of payment on or in respect of the Notes and written confirmation of each such payment:

The Union Central Life Insurance Company

1876 Waycross Road

Cincinnati, Ohio 45240

Attention: Treasury Department

Fax: (513) 674-5275

Address for all other notices in respect of all other communications:

The Union Central Life Insurance Company

c/o Summit Investment Partners

390 North Cotner Blvd.

Lincoln, NE 68505

Name of Nominee in which Notes are issued: CUDD & CO.

Taxpayer I.D. Number for The Union Central Life Insurance Company: 31-0472910

Taxpayer I.D. Number for CUDD & CO.: 13-6022143

Note to be delivered to:

JPMorgan Chase Bank, N.A.

4 New York Plaza - 11th Floor

New York, NY 10004

ATTN: Receive Window

REF: Account P72228

REF: The Union Central Life Insurance Company

And Copy of Certificates sent to Andy White, Summit Investment Partners, per above

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THRIVENT FINANCIAL FOR LUTHERANS
625 Fourth Avenue South Minneapolis, Minnesota 55415 Attention: Investment Division-Private Placements Fax Number: (612) 844-4027	SERIES B SERIES D	$2,000,000 $2,000,000

Payments

All payments of principal, premium or interest on the account of the Notes shall be made by bank wire transfer (in immediately available funds) to:

ABA #011000028

State Street Bank & Trust Co.

DDA # A/C — 6813-049-1

Fund Number: NCE1

Fund Name: Thrivent Financial for Lutherans

All payments must include the following information: Security Description, Private Placement Number, Reference Purpose of Payment, and Interest and/or Principal Breakdown

Notices

All notices of payments and written confirmation of such wire transfers to:

Investment Division-Private Placements ATTN: Patricia Eitrheim Thrivent Financial for Lutherans 625 Fourth Avenue South Minneapolis, MN 55415 Fax: (612) 844-4027	With a copy to: Thrivent Accounts State Street Kansas City 801 Pennsylvania Kansas City, MO 64105 Attention: Brian Kershner Fax: (816) 871-5509

All other communications to:

Thrivent Financial for Lutherans

Attn: Investment Division-Private Placements

625 Fourth Avenue South

Minneapolis, MN 55415

Fax: (612) 844-4027

Name of Nominee in which Notes are to be issued: Swanbird & Co.

Taxpayer I.D. Number for Swanbird & Co.: 04-3475606

Taxpayer I.D. Number for Thrivent Financial for Lutherans: 39-0123480

Notes to be delivered to:

DTC/New York Window

55 Water Street

Plaza Level - 3rd Floor

New York, NY 10041

Attention: Robert Mendez

Account: State Street

Fund Name: Thrivent Financial for Lutherans

Fund Number: NCE1

With a copy to the Thrivent Financial in-house Attorney, Marlene Nogle.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE TRAVELERS INDEMNITY COMPANY
c/o The Travelers Companies, Inc. 9275-NB11B 385 Washington Street St. Paul, Minnesota 55102-1396	SERIES A	$2,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “H.B. Fuller Company, 5.13% Senior Notes, Series A due December 16, 2016, PPN 359694 D*4”, P&I Breakdown) to:

JP Morgan Chase Bank

ABA #021000021

Wire Account Name: Travelers Indemnity Company - Private Placements

Wire Account Number: 323954448

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0566050

Notes should be delivered to:

Dennis Loperfido

The Travelers Companies, Inc.

9275-NB11B

385 Washington Street

St. Paul, MN 55102-1396

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accountants’ Certificate” is defined in Section 7.1.

“Acquiring Person” is defined in Section 10.3(c).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (a) if a Permitted Receivables Facility is structured as a secured lending agreement, constitutes the principal amount of such Indebtedness or (b) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement.

“Bank Credit Agreement” means that certain Credit Agreement dated as of December 14, 2005 among the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., administrative agent, Citibank, N.A, as syndication agent, and ABN AMRO Bank, N.V., Bank of America, N.A. and Bank of Tokyo-Mitsubishi Ltd., as co-documentation agents, as the same may from time to time be supplemented, amended, modified, waived, extended, renewed or replaced.

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Minneapolis, Minnesota or New York, New York are required or authorized to be closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

SCHEDULE B

(to Note Purchase Agreement)

“Closing” and “Closings” are defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means H. B. Fuller Company, a Minnesota corporation or any successor that becomes such in the manner prescribed in Section 10.3.

“Competitor” means any Person which is engaged as a developer, manufacturer or distributor of adhesives, sealants, paints or specialty chemicals, or products related thereto, and any Person that owns or controls any such Person, provided that:

(i) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not in any event cause the Person providing such services to be deemed to be a Competitor, provided that such Person providing such services has established and maintains procedures which will prevent Confidential Information supplied to such Person from being transmitted or otherwise made available to such Plan;

(ii) in no event shall an Institutional Investor be deemed a Competitor unless such Institutional Investor owns or holds more than 50% of the Voting Stock of, and in connection therewith exercises control over management of, a Person that is engaged as a developer, manufacturer or distributor of adhesives, sealants, paints or specialty chemicals, or products related thereto;

(iii) in no event shall an Institutional Investor be deemed a Competitor if such Institutional Investor is a pension plan sponsored by a Person which would otherwise be a Competitor but which is a regular investor in privately placed Securities and such pension plan has established and maintains procedures which will prevent Confidential Information supplied to such pension plan by the Company from being transmitted or otherwise made available to such plan sponsor;

(iv) an Institutional Investor that would otherwise be deemed a Competitor pursuant to the foregoing provisions of this definition by virtue of its ownership or control as a portfolio investment of the equity Securities of any Person engaged in the business of the development, manufacturing or distribution of adhesives, sealants, paints or specialty chemicals, or products related thereto, shall not be deemed a Competitor if such Institutional Investor has established and maintains procedures which will prevent Confidential Information supplied to such Institutional Investor by the Company from being transmitted or otherwise made available to such Person; and

(v) any Private Placement Agent that would otherwise be deemed to be a Competitor pursuant to the foregoing provisions of this definition, shall not be deemed to be a Competitor if such Private Placement Agent holds the Notes only in connection with its role as an intermediary in the prompt and expeditious sale in accordance with customary financial market conditions of the Note or Notes owned by one Institutional Investor who is not a Competitor (it being understood and agreed by the parties hereto that each and every Purchaser named on Schedule A to this Agreement shall be deemed not to be a Competitor) to another purchasing Institutional Investor who is not a Competitor and such Private Placement Agent has established procedures which will prevent confidential information supplied to either the selling or buying Institutional Investor by the Company from being transmitted or otherwise made available to such Private Placement Agent or any of its Affiliates in any capacity other than as the agent and intermediary in connection with such sale of any such Note or Notes.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, with reference to any period, the sum of the following: (a) Consolidated Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) expense for taxes paid or accrued during such period, (iii) all amounts attributable to depreciation and amortization during such period, (v) extraordinary non-cash losses incurred other than in the ordinary course of business during such period, and (vi) nonrecurring extraordinary non-cash restructuring charges, minus (c) without duplication and to the extent included in determining such Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business; all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For purposes of Section 10.1(b), Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”) during which a Material Acquisition or a Material Disposition shall have been made by the Company or any Subsidiary shall be calculated after giving pro forma effect (calculated in a manner consistent with the requirements of the Bank Credit Agreement, but in any case without giving effect to any cost savings in excess of $5,000,000 during any Reference Period) to such Material Acquisition or Material Disposition (as applicable), as if such Material Acquisition or Material Disposition (as applicable) occurred on the first day of such Reference Period. For purposes of this definition, the term “Material Acquisition” means any acquisition or series of related acquisitions by the Company or any Subsidiary that (A) constitutes a Permitted Acquisition, and (B) involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000 and the term “Material Disposition” means any sale, transfer or other disposition or series of related sales, transfers or dispositions by the Company or any Subsidiary that (C) constitutes a disposition of all or substantially all of the assets of, or all or a majority of the Equity Interests in, a Person or division or line of business of a Person, and (D) involves the receipt of consideration by the Company and its Subsidiaries in excess of $10,000,000.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to (a) all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP, (b) Swap

Agreements (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP) and (c) the interest component of all Attributable Receivable Indebtedness of the Company and its Subsidiaries for such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

“Consolidated Priority Indebtedness” means, without duplication, (a) any Indebtedness of the Company or a Subsidiary secured by a Lien created or incurred within the limitations of Section 10.2(m) and not otherwise permitted under Sections 10.2(a) through 10.2(j), and (b) any Indebtedness of the Company’s Subsidiaries; provided that there shall be excluded from any calculation of Consolidated Priority Indebtedness, (i) all Indebtedness of any Subsidiary Guarantor, (ii) the Indebtedness of (A) any Subsidiary evidenced by a Guaranty of such Subsidiary of Indebtedness of the Company outstanding under Bank Credit Agreement, for so long as a Subsidiary Guaranty from such Subsidiary shall remain in full force and effect, and (B) the Company or any Subsidiary secured by a Lien described in subparagraph (a) above granted to or for the benefit of the lenders under the Bank Credit Agreement or the administrative agent on their behalf to the extent the Company and such Subsidiary have also granted to and for the benefit of the holders of the Notes a similar first priority lien (pursuant to the second proviso of Section 10.2(m)), subject only to Liens otherwise permitted under Sections 10.2(a) through 10.2(j) and ranking pari passu with the Lien provided to or for the benefit of the lender and/or the administrative agent, as the case may be, under the Bank Credit Agreement, (iii) the Indebtedness of any Subsidiary owing to the Company or a Wholly-owned Subsidiary of the Company, (iv) all Indebtedness of any Subsidiary outstanding on the date of first Closing and described on Schedule 5.15 hereof, and (v) any extension, renewal or refunding of Indebtedness described in the foregoing clause (iv), provided that (A) any such extension, renewal or refunding does not increase the principal amount remaining unpaid as of the date of such extension, renewal and refunding, and (B) in the case of any such Indebtedness secured by a Lien, such lien shall attach solely to the same such property.

“Consolidated Tangible Assets” shall mean as of the date of any determination thereof, the Consolidated Total Assets of the Company and its Subsidiaries after deducting such assets as are properly classified as “intangible assets” in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness for Borrowed Money of the Company and its Subsidiaries calculated on a consolidated basis in accordance with GAAP as of such time, (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances, and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Company or any of its Subsidiaries. For the avoidance of doubt, Consolidated Total Indebtedness includes all Attributable Receivables Indebtedness.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, in respect of any series of Notes, that rate of interest that is the greater of (a) 2.0% above the rate of interest payable in respect of such series or (b) 2.0% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental law that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) the net obligations of such Person under any Swap Agreement or under any similar type of agreement and (l) all Attributable Receivables Indebtedness of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of the financial covenants under this Agreement, preferred stock of any Person shall not be considered Indebtedness of such Person.

“Indebtedness for Borrowed Money” of any Person means, without duplication, the sum of Indebtedness of such Person described in clauses (a), (b), (h), (i), (j) and (l) of the definition of “Indebtedness,” but shall exclude (a) notes, bills and checks presented in the ordinary course of business by such Person to banks for deposit or collection, and (b) with respect to the Company and its Subsidiaries, all obligations of the Company and its Subsidiaries of the character referred to in this definition to the extent owing to the Company or any of its Subsidiaries.

“Institutional Investor” means (a) any purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any Person, any mortgage, Lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” is defined in the definition of “Consolidated EBITDA”.

“Material Disposition” is defined in the definition of “Consolidated EBITDA”.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Material Subsidiary” means each Subsidiary (a) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive quarters then ended, for which financial statements have been delivered pursuant to Section 7.1, contributed, or in the case of a Subsidiary acquired after the date of such financial statements, would have contributed, greater than ten percent (10%) of the Company’s Consolidated EBITDA for such period or (b) which contributed, or in the case of a Subsidiary acquired after the date of such financial statements, would have contributed, ten percent (10%) of the Company’s Consolidated Total Assets as of such date.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Company or any Subsidiary of all or substantially all the assets of, or more than fifty percent (50%) of the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Company and the Subsidiaries or business reasonably related thereto, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 9.8, if any, shall have been taken, (d) the Company and the Subsidiaries are in compliance, on a pro forma basis determined in a manner consistent with the requirements of the Bank Credit Agreement after giving effect to such acquisition (without giving effect to any cost savings), with the covenants contained in

Section 10.1 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $50,000,000, the Company shall have delivered to each Holder of Notes that is an Institutional Investor a certificate of a Senior Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections (including, without limitation, all such financial information, statements and projections provided under the Bank Credit Agreement), and (e) in the case of an acquisition or merger involving the Company or a Subsidiary, the Company or such Subsidiary is the surviving entity of such merger and/or consolidation.

“Permitted Jurisdiction” means the United States of America, Canada, the United Kingdom, Switzerland, any country that on April 30, 2004 was a member of the European Union on April 30, 2004 (other than Greece, Portugal, Italy or Iceland), Japan or Australia.

“Permitted Receivables Facility” shall mean the receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale or pledge by the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the Company and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.

“Permitted Receivables Facility Assets” shall mean (a) Receivables (whether now existing or arising in the future) of the Company and its Subsidiaries which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (b) loans to the Company and its Subsidiaries secured by Receivables (whether now existing or arising in the future) of the Company and its Subsidiaries which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Company and otherwise consistent with the requirements of the Bank Credit Agreement, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (a) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Company or any of its Subsidiaries that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement, (b) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any way to the interests of the any Holder of Notes that is an Institutional Investor, and (c) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Required Holders.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Private Placement Agent” shall mean any company organized as a “broker” or “dealer” (as each such term is defined in Section 3(a), (4) and (5), respectively, of the Exchange Act) of recognized national standing regularly engaged as an intermediary in the placement or sale to and among Institutional Investors of Securities evidencing Indebtedness exempt from registration under the Securities Act.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.3(c).

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Receivables” shall mean all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

“Receivables Entity” shall mean a Wholly-owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to each holder of Notes that is an Institutional Investor by filing with each such holder an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” shall mean the Company and those Subsidiary Guarantors that are from time to time party to the Permitted Receivables Facility Documents.

“Reference” is defined in the definition of “Consolidated EBITDA”.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or Security” shall have the same meaning as in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Indebtedness” means all Indebtedness for Borrowed Money of the Company which is not expressed to be subordinate or junior in rank to any other Indebtedness of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.

“Series D Notes” is defined in Section 1.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the first Closing) of the Company.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or its Subsidiaries (other than the Receivables Entity) that are reasonably customary in securitization transactions.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantors” is defined in Section 2.2.

“Subsidiary Guaranty” is defined in Section 2.2.

“Surviving Person” is defined in Section 10.3(b).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Stock” means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

“Wholly-owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-owned Subsidiaries at such time.

DISCLOSURE MATERIALS

Annual Report on Form 10-K for the fiscal year ended November 29, 2008 by H.B. Fuller Company filed with the Securities and Exchange Commission on January 28, 2009.

Definitive Proxy Statement 14A by H.B. Fuller Company for Annual Meeting of Shareholders on April 16, 2009 filed with the Securities and Exchange Commission on March 2, 2009.

Current Report on Form 8-K by H.B. Fuller Company dated March 31, 2009 filed with the Securities and Exchange Commission on April 1, 2009.

Quarterly Report on Form 10-Q for the quarter ended February 28, 2009 for H.B. Fuller Company filed with the Securities and Exchange Commission on April 3, 2009.

Current Report on Form 8-K by H.B. Fuller Company dated June 23, 2009 filed with the Securities and Exchange Commission on June 24, 2009.

Current Report on Form 8-K by H.B. Fuller Company dated June 22, 2009 filed with the Securities and Exchange Commission on June 25, 2009.

Quarterly Report on Form 10-Q for the quarter ended May 30, 2009 for H.B. Fuller Company filed with the Securities and Exchange Commission on July 1, 2009.

Current Report on Form 8-K by H.B. Fuller Company dated September 9, 2009 filed with the Securities and Exchange Commission on September 9, 2009.

Current Report on Form 8-K by H.B. Fuller Company dated September 22, 2009 filed with the Securities and Exchange Commission on September 23, 2009.

Quarterly Report on Form 10-Q for the quarter ended August 29, 2009 for H.B. Fuller Company filed with the Securities and Exchange Commission on October 1, 2009.

Current Report on Form 8-K by H.B. Fuller Company dated October 1, 2009 filed with the Securities and Exchange Commission on October 2, 2009.

Current Report on Form 8-K by H.B. Fuller Company dated December 3, 2009 filed with the Securities and Exchange Commission on December 9, 2009.

SCHEDULE 5.3

(to Note Purchase Agreement)

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

COMPANY NAME	JURISDICTION		% OF SHARES OWNED	CLASS OF STOCK
H.B. Fuller Company	United States	External Shareholders	100.00	Common
H.B. Fuller International Inc.	United States	H.B. Fuller Company	100.00	Common
Specialty Constructions Brands, Inc.	United States	H.B. Fuller Company	100.00	Common
Roanoke Companies Group, Inc.	United States	Specialty Construction Brands, Inc.	100.00	Common
Adalis Corporation	United States	H.B. Fuller Company	100.00	Common
H.B. Fuller Automotive Company	United States	H.B. Fuller Company	100.00	Common
H.B. Fuller Canada Holding Co.	Canada	H.B. Fuller Company	100.00	Common
H.B. Fuller Canada Investment Co.	Canada	H.B. Fuller Canada Holding Co.	100.00	Common
H.B. Fuller Canada (partnership)	Canada	H.B. Fuller Canada Holding Co.	99.99	Common
		H.B. Fuller Canada Investment Co.	0.01	Common
H.B. Fuller Company Australia Pty. Ltd.	Australia	H.B. Fuller Company	95.00	Common
		H.B. Fuller Company	5.00	Preferred
H.B. Fuller (China) Adhesives Ltd.	China	H.B. Fuller Adhesives Mauritius Ltd	99.00	Common
		Guangzhou Economic & Technilogical District Intl	1.00	Common
H.B. Fuller (Shanghai) Trading Ltd.	China	H.B. Fuller Adhesives Mauritius Ltd	100.00	Common
H.B. Fuller (Shanghai) Consulting Ltd.	China	H.B. Fuller Company	100.00	Common
H.B. Fuller (Guangzhou) Ltd.	China	H.B. Fuller Company	100.00	Common
H.B. Fuller (Shanghai) Technical Centre Ltd.	China	H.B. Fuller Company	100.00	Common
H.B. Fuller (Nanjing) Chemical Co., Ltd.	China	H.B. Fuller Company	100.00	Common
H.B. Fuller India Private Limited	India	H.B. Fuller Company	99.90	Common
		Minority	0.10	Common
H.B. Fuller India Adhesives Private Limited	India	H.B. Fuller Company	90.00	Common

SCHEDULE 5.4

(to Note Purchase Agreement)

COMPANY NAME	JURISDICTION		% OF SHARES OWNED	CLASS OF STOCK
		H.B. Fuller International, Inc.	10.00	Common
P.T. H.B. Fuller Indonesia	Indonesia	H.B. Fuller Company	99.00	Common
		H.B. Fuller International, Inc.	1.00	Common
H.B. Fuller Japan Company, Ltd.	Japan	H.B. Fuller Company	100.00	Common
Sekisui Fuller Co., Ltd.	Japan	H.B. Fuller Company	50.00	Common
		Sekisui Chemical Co., Ltd.	50.00	Common
H.B. Fuller Korea, Ltd.	Korea	H.B. Fuller Company	100.00	Common
H.B. Fuller (Malaysia) Sdn. Bhd.	Malaysia	H.B. Fuller Company	100.00	Common
H.B. Fuller Adhesives Mauritius Ltd	Mauritius	H.B. Fuller Company	80.00	Common
		Seksui Chemical Company	20.00
H.B. Fuller Company (N.Z.) Ltd.	New Zealand	H.B. Fuller Company	100.00	Common
H.B. Fuller (Philippines), Inc.	Philippines	H.B. Fuller Company	90.1413	Common
		Filinvest Development Corporation	9.8587	Common
		Various Individuals	0.0000	Common
HBF Realty Corporation	Philippines	H.B. Fuller Company	40.00	Common
		Bank of Philippines Island Asset Management & Trust	60.00	Common
H.B. Fuller Taiwan Co., Ltd.	Taiwan	H.B. Fuller Company	100.00	Common
H.B. Fuller (Thailand) Co., Ltd.	Thailand	H.B. Fuller Company	99.90	Common
		Somsak Rojanapinyophap
		Carl Pimemtal
		Cheryl Reinitz	0.01	Common
		Mark Millier
		Kevin Gilligan
		Glenn Carland
		James McCreary
Multi-Clean (Lebanon) S.A.R.L.	Lebanon	H.B. Fuller Company	100.00	Common
H.B. Fuller Lebanon S.A.R.L.	Lebanon	H.B. Fuller Company	100.00	Common
H.B. Fuller Austria Produktions GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00	Share Capital

5.4-2

COMPANY NAME	JURISDICTION		% OF SHARES OWNED	CLASS OF STOCK
		H.B. Fuller Company	10.00	Share Capital
H.B. Fuller Austria GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00	Share Capital
		H.B. Fuller Company	10.00	Share Capital
H.B. Fuller Egypt Investment LLC	Egypt	H.B. Fuller Deutschland Holding GmbH	50.00	Share Capital
		H.B. Fuller Deutschland GmbH	50.00	Share Capital
H.B. Fuller Egypt Trade LLC	Egypt	H.B. Fuller Deutschland Holding GmbH	50.00	Share Capital
		H.B. Fuller Deutschland GmbH	50.00	Share Capital
H.B. Fuller Egymelt LLC	Egypt	H.B. Fuller Egypt Investment LLC	50.00	Share Capital
		H.B. Fuller Egypt Trade LLC	50.00	Share Capital
H.B. Fuller France SAS	France	H.B. Fuller Benelux B.V.	100.00	Common
H.B. Fuller Deutschland Holding GmbH	Germany	H.B. Fuller Benelux B.V.	100.00	Share Capital
H.B. Fuller Deutschland Produktions GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	90.00	Share Capital
		H.B. Fuller Company	10.00	Share Capital
H.B. Fuller Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00	Share Capital
Nordic Adhesives Technology GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00	Share Capital
Isar-Rakoll Chemie, GmbH	Germany	H.B. Fuller Deutschland Produktions GmbH	100.00	Share Capital
H.B. Fuller Finance (Ireland)	Ireland	H.B. Fuller Europe GmbH	100.00	Common
H.B. Fuller Italia Holding s.r.l.	Italy	H.B. Fuller Benelux B.V.	100.00	Common
H.B. Fuller Italia Produzione s.r.l.	Italy	H.B. Fuller Italia Holding s.r.l.	100.00	Common
H.B. Fuller Italia s.r.l.	Italy	H.B. Fuller Italia Holding s.r.l.	100.00	Common
H.B. Fuller Benelux B.V.	Netherlands	H.B. Fuller Canada Holding Co.	100.00	Share Capital
H.B. Fuller Portugal - SGPS, Lda.	Portugal	H.B. Fuller Benelux B.V.	90.00	Common
		H.B. Fuller Company	10.00	Common
H. B. Fuller Portugal, Produtos Químicos, S.A.	Portugal	H.B. Fuller Portugal - SGPS Lda.	100.00	Common
H.B. Fuller Isar Rakoll S.A.	Portugal	H.B. Fuller Portugal - SGPS Lda.	100.00	Common

5.4-3

COMPANY NAME	JURISDICTION		% OF SHARES OWNED	CLASS OF STOCK
H.B. Fuller Espana, S.A.	Spain	H.B. Fuller Company	100.00	Common
H.B. Fuller Sverige AB	Sweden	H.B. Fuller Benelux B.V.	100.00	Common
H.B. Fuller Schweiz GmbH	Switzerland	H.B. Fuller Deutschland Produktions GmbH	100.00	Common
H.B. Fuller Europe GmbH	Switzerland	H.B. Fuller Benelux B.V.	99.00	Common
		H.B. Fuller Canada Holding Co.	1.00	Common
H.B. Fuller U.K. Holdings Limited	U.K.	H.B. Fuller Company	100.00	Common
H.B. Fuller Group Limited	U.K.	H.B. Fuller Holding Limited	100.00	Common
H.B. Fuller U.K. Operations, Ltd.	U.K.	H.B. Fuller Group Limited	100.00	Common
H.B. Fuller U.K. Ltd.	U.K.	H.B. Fuller UK Operations, Ltd.	100.00	Common
H.B. Fuller U.K. Manufacturing Limited	U.K.	H.B. Fuller U.K. Operations, Ltd.	100.00	Common
H.B.F. Ltd.	U.K.	H.B. Fuller U.K. Operations, Ltd.	100.00	Common
Datac Ltd	U.K.	H.B. Fuller U.K. Operations, Ltd.	100.00	Common
H.B. Fuller Latin America Shared Services S.R.Ltda.	Costa Rica	H.B. Fuller International, Inc.	100.00	Common
H.B. Fuller Mexico, S.A.	Mexico	H.B. Fuller Company	100.00	Common
Centro de Pinturas Glidden-Protecto, S.A.	Panama	H.B. Fuller Company	77.92	Common
		H.B. Fuller Holding Panama Co.	22.08	Common
Fabrica de Pinturas Glidden, S.A.	Panama	H.B. Fuller Company	100.00	Common
Distribuidora Americana, S.A.	Ecuador	H.B. Fuller Company	100.00	Common
Kativo Chemical Industries, S.A.	Panama	H.B. Fuller Company	100.00	Common
H.B. Fuller Argentina, S.A.	Argentina	Kativo Chemical Industries, S.A.	98.00	Common
		H.B. Fuller Company	2.00	Common
H.B. Fuller Bolivia, Ltda.	Bolivia	Kativo Chemical Industries, S.A.	50.00	Common
		Chemical Supply Corporation	50.00	Common
H.B. Fuller Brazil, Ltda.	Brazil	Chemical Supply Corporation	51.27	Common
		Kativo Chemical Industries, S.A.	48.72	Common
		H.B. Fuller Holding Panama, S.A.	0.01	Common

5.4-4

COMPANY NAME	JURISDICTION		% OF SHARES OWNED	CLASS OF STOCK
Adhesivos H.B. Fuller (Sul) Ltda.	Brazil	Chemical Supply Corporation	99.81	Common
		Kativo Chemical Industries, S.A.	0.15	Common
		H.B. Fuller Brazil, Ltda.	0.04	Common
H.B. Fuller Chile, S.A.	Chile	Kativo Chemical Industries, S.A.	99.99	Common
		Minority	0.01	Common
H.B. Fuller Colombia, Ltda.	Colombia	Kativo Chemical Industries, S.A.	98.00	Common
		Minority	2.00	Common
Kativo Costa Rica, S.A.	Costa Rica	Kativo Chemical Industries, S.A.	100.00	Common
Reca Quimica, S.A.	Costa Rica	Kativo Chemical Industries, S.A.	100.00	Common
H.B. Fuller Centroamerica, S.A.	Costa Rica	Kativo Chemical Industries, S.A.	100.00	Common
Resistol, S.A.	Costa Rica	Kativo Chemical Industries, S.A.	100.00	Common
H.B. Fuller Caribe, S.A.	Dominican Republic	Kativo Chemical Industries, S.A.	90.60	Common
		Chemical Supply Corporation	8.82	Common
		H.B. Fuller Holding Panama, S.A.	0.01	Common
		Kativo Honduras, S.A.	0.01	Common
		H.B. Fuller Centroamerica, S.A.	0.01	Common
		Olga Ferrer	0.54	Common
		Juan Bancalari	0.01	Common
H.B. Fuller Ecuador, S.A.	Ecuador	Kativo Chemical Industries, S.A.	50.00	Common
		Chemical Supply Corporation	50.00	Common
Kativo Industrial de El Salvador, S.A.	El Salvador	Kativo Chemical Industries, S.A.	80.00	Common
		Chemical Supply Corporation	20.00	Common
H.B. Fuller El Salvador, S.A.	El Salvador	Kativo Chemical Industries, S.A.	80.00	Common
		Chemical Supply Corporation	20.00	Common
Deco Tintas de El Salvador, S.A.	El Salvador	Kativo Chemical Industries, S.A.	80.00	Common
		Chemical Supply Corporation	20.00	Common
Kativo Comercial de Guatemala, S.A.	Guatemala	Kativo Chemical Industries, S.A.	80.00	Common
		Chemical Supply Corporation	20.00	Common

5.4-5

COMPANY NAME	JURISDICTION		% OF SHARES OWNED	CLASS OF STOCK
H.B. Fuller Guatemala, S.A.	Guatemala	Chemical Supply Corporation	100.00	Common
Resistol, S.A.	Guatemala	H.B. Fuller Guatemala, S.A.	100.00	Common
Kativo de Honduras, S.A.	Honduras	Kativo Chemical Industries, S.A.	80.53	Common
		Chemical Supply Corporation	19.47	Common
H.B. Fuller Honduras, S.A.	Honduras	Kativo Chemical Industries, S.A.	20.00	Common
		Centro de Pinturas Glidden-Protecto, S.A.	20.00	Common
		H.B. Fuller Holding Panama, S.A.	40.00	Common
		Chemical Supply Corporation	20.00	Common
Industrias Kativo de Nicaragua, S.A.	Nicaragua	Kativo Chemical Industries, S.A.	99.99	Common
		Minority	0.01	Common
H.B. Fuller Nicaragua, S.A.	Nicaragua	Kativo Chemical Industries, S.A.	99.80	Common
		Minority	0.20	Common
Chemical Supply Corporation	Panama	Kativo Chemical Industries, S.A.	100.00	Common
Chemical Supply Peruana, S.A.	Peru	Chemical Supply Corporation	99.99	Common
		Minority	0.01	Common
H.B. Fuller Peru, S.A.	Peru	Kativo Chemical Industries, S.A.	99.00	Common
		Minority (Peru atty)	1.00	Common
H.B. Fuller Uruguay, S.A.	Uruguay	Kativo Chemical Industries, S.A.	100.00	Common
H.B. Fuller Venezuela, C.A.	Venezuela	Kativo Chemical Industries, S.A.	100.00	Common
H.B. Fuller Holding Panama Co.	Panama	Kativo Chemical Industries, S.A.	81.80	Common
		H.B. Fuller Company	18.20	Common

5.4-6

COMPANY’S AFFILIATES

None.

COMPANY’S DIRECTORS

Lee R. Mitau	Chairman of the Board
Juliana L. Chugg
J. Michael Losh
Alfredo L. Rovira
John C. van Roden, Jr.
R. William Van Sant
Michele Volpi
COMPANY’S SENIOR OFFICERS
Michele Volpi	President and Chief Executive Officer
James R. Giertz	Senior Vice President, Chief Financial Officer
Steven Kenny	Senior Vice President, EMEA and India
James J. Owens	Senior Vice President, North America
Kevin M. Gilligan	Vice President, Asia Pacific
Timothy J. Keenan	Vice President, General Counsel and Corporate Secretary
James C. McCreary, Jr.	Vice President, Corporate Controller
Ann B. Parriott	Vice President, Human Resources
Cheryl A. Reinitz	Vice President and Treasurer
Barry S. Snyder	Vice President, Chief Technology Officer
Ramon Tico Farre	Vice President, Latin America
SPECIALTY CONSTRUCTION BRANDS, INC.’S DIRECTORS James R. Giertz James C. McCreary Cheryl A. Reinitz SPECIALTY CONSTRUCTION BRANDS, INC.’S OFFICERS
Rose Mary Clyburn	CEO and President
Timothy O’Brien	Vice President
Timothy J. Keenan	Secretary
Cheryl A. Reinitz	Treasurer

SCHEDULE 5.4(A)

(to Note Purchase Agreement)

FINANCIAL STATEMENTS

Quarterly financial statements contained in Quarterly Report on Form 10-Q for the quarter ended August 29, 2009 for H.B. Fuller Company filed with the Securities and Exchange Commission on October 1, 2009.

SCHEDULE 5.5

(to Note Purchase Agreement)

EXISTING INDEBTEDNESS

Exhibit 5.15
HB FULLER COMPANY
Total Notes Payable & ST/LT Debt

	Aug 2009	Obligors	Obligees	Collateral	Guaranty
H.B. Fuller Argentina, S.A.	1,523.3	H.B. Fuller Argentina, S.A.	Citibank N.A.	None	H.B. Fuller Company
H.B. Fuller Brazil, Ltda.	3,328.5	H.B. Fuller Brazil, Ltda.	Citibank N.A.	None	H.B. Fuller Company
H.B. Fuller Chile, S.A.	1,415.3	H.B. Fuller Chile, S.A.	Citibank N.A.	None	H.B. Fuller Company
H.B. Fuller Colombia, Ltda.	2,948.4	H.B. Fuller Colombia, Ltda.	Citibank N.A.	None	H.B. Fuller Company
H.B. Fuller Centroamerica, S.A.	24.8	H.B. Fuller Centroamerica, S.A.	Citibank N.A.	None	H.B. Fuller Company
H.B. Fuller Mexico, S.A.	140.9	H.B. Fuller Mexico, S.A.	Citibank N.A.	None	H.B. Fuller Company
TOTAL LATIN AMERICA	9,381.2

H.B. Fuller Company Australia Pty. Ltd.	1,683.2	H.B. Fuller Company Australia Pty. Ltd.	Westpac	None	H.B. Fuller Company
P.T. H.B. Fuller Indonesia	502.8	P.T. H.B. Fuller Indonesia	BTMU	None	H.B. Fuller Company
H.B. Fuller (Philippines), Inc.	347.8	H.B. Fuller (Philippines), Inc.	BTMU	None	H.B. Fuller Company
TOTAL ASIA PACIFIC	2,533.8

Revolving Credit Facility	120,000.0	H.B. Fuller Company	Exhibit 5.15.1
Term Loan	75,000.0	H.B. Fuller Company	J.P. Morgan
Private Placement 1994	12,000.0	H.B. Fuller Company	Exhibit 5.15.2
Private Placement 1998	25,000.0	H.B. Fuller Company	Exhibit 5.15.3
Corporate Region	232,000.0

TOTAL H.B. FULLER	243,915.1

SCHEDULE 5.15

(to Note Purchase Agreement)

Exhibit 5.15.1

Company	Total Allocation	% of Total	As of August 29, 2009
JPMorgan Chase - Lead Arranger	$32,000,000	12.8%	$15,360,000
Citi - Lead Arranger	$32,000,000	12.8%	$15,360,000
PNC	$30,000,000	12.0%	$14,400,000
RBS - Doc Agent	$25,000,000	10.0%	$12,000,000
BOTM - Doc Agent	$25,000,000	10.0%	$12,000,000
Bank of America - Doc Agent	$25,000,000	10.0%	$12,000,000
US Bank	$24,000,000	9.6%	$11,520,000
Wells Fargo	$24,000,000	9.6%	$11,520,000
Northern Trust	$18,000,000	7.2%	$8,640,000
Key Bank	$15,000,000	6.0%	$7,200,000

Total	$250,000,000	100%	$120,000,000

5.15-2

Exhibit 5.15.2
1994 Senior Notes - Series D
Interest is due 12/19 and 6/19 each year
Purchaser	Note Number	Principal Amount	Interest Rate	6-Month Interest Payment	Due Date

American United Life Insurance Co.	DR-1	11,000,000.00	8.73%	480,150.00	04/28/10
The State Life Insurance Co.	DR-2	1,000,000.00	8.73%	43,650.00	04/28/10
Original Issue Total		12,000,000.00		523,800.00

5.15-3

Exhibit 5.15.3
1998 Senior Notes
Interest is due 12/2 and 6/2 each year

Last update: 09.08.2008

Purchaser	Note #	Original Principal Amount	Remaining Principal Amount	Interest Rate	6 Mo. Interest Payment

Jefferson-Pilot Life Insurance Co.	R-3	7,500,000	1,500,000	6.60%	49,500
Great Western Insurance Company (Ben)-Advantus (Nominee)	R-7A	500,000	100,000	6.60%	3,300
The Minnesota Mutual Life Insurance Co. (Ben)-Advantus (Nominee)	R-9	10,000,000	2,000,000	6.60%	66,000
National Farm Life Insurance Company	R-10	500,000	100,000	6.60%	3,300
Jackson National Life Insurance	R-15	30,000,000	6,000,000	6.60%	198,000
The Lincoln National Life Insurance Co.(LFP)	R-16	1,600,000	320,000	6.60%	10,560
The Lincoln National Life Insurance Co.(UNM)	R-17	2,000,000	400,000	6.60%	13,200
The Lincoln National Life Insurance Co.(IAL)	R-18	1,200,000	240,000	6.60%	7,920
The Lincoln National Life Insurance Co.(CIDP)	R-19	5,000,000	1,000,000	6.60%	33,000
Lincoln Life & Annuity Company	R-22	1,000,000	200,000	6.60%	6,600
Swiss Re-Goes to Lincoln National Reinsurance	R-23	1,000,000	200,000	6.60%	6,600
First Penn-Pacific Life Insurance Company	R-25	1,600,000	320,000	6.60%	10,560
Sons of Norway	R-26	500,000	100,000	6.60%	3,300
Knights of Columbus	R-27	10,000,000	2,000,000	6.60%	66,000
American Family Life Insurance Co.-(Reassure America Life Insurance?)	R-28	5,000,000	1,000,000	6.60%	33,000
Hare & Company	R-30	1,000,000	200,000	6.60%	6,600
Lincoln National Life Insurance Company	R-31	9,000,000	1,800,000	6.60%	59,400
Lincoln Life Annunity company of New York	R-32	1,000,000	200,000	6.60%	6,600
Great West Life (Ben)-Hare & Co.	R-33	10,000,000	2,000,000	6.60%	66,000
Pioneer Mutual Life Insurance Company	R-34	1,000,000	200,000	6.60%	6,600
Jefferson Pilot Financial Insurance Company	R-36	7,500,000	1,500,000	6.60%	49,500
Hare & Company	R-37	1,600,000	320,000	6.60%	10,560
Swainbird & Co.-Thrivent Financial	R-39	7,000,000	1,400,000	6.60%	46,200
Hare & Company	R-41	500,000	100,000	6.60%	3,300
Emseg & Co. C/o Wells Fargo Bank MN -Beneficial Owner is Catholic Aid Assoc	R-42	1,000,000	200,000	6.60%	6,600

5.15-4

National Gaurdian Life Insurance	R-44B	500,000	100,000	6.60%	3,300
Cudd & Co.	R-47	1,000,000	200,000	6.60%	6,600
Wells Fargo NA FBO UMLI-Pinnacle	R-48	1,000,000	200,000	6.60%	6,600
Hare & Company	R-49	5,000,000	1,000,000	6.60%	33,000
Cudd & Co.	R-50	500,000	100,000	6.60%	3,300

		125,000,000	25,000,000		825,000

5.15-5

EXISTING LIENS

None.

SCHEDULE 10.2

(to Note Purchase Agreement)

[FORM OF SERIES A NOTE]

H. B. FULLER COMPANY

5.13% Senior Note, Series A, due December 16, 2016

No. [ ]	[Date]

$[ ]	PPN 359694 D*4

FOR VALUE RECEIVED, the undersigned, H. B. FULLER COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on December 16, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 5.13% per annum from the date hereof, payable semiannually, on the 16th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.13% or (ii) 2.0% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 16, 2009 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

EXHIBIT 1-A

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

H. B. FULLER COMPANY

By
[Title]

E-1-A-2

[FORM OF SERIES B NOTE]

H. B. FULLER COMPANY

5.13% Senior Note, Series B, due February 24, 2017

No. [ ]	[Date]

$[ ]	PPN 359694 D@2

FOR VALUE RECEIVED, the undersigned, H. B. FULLER COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on February 24, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 5.13% per annum from the date hereof, payable semiannually, on the 24th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.13% or (ii) 2.0% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 16, 2009 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

EXHIBIT 1-B

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

H. B. FULLER COMPANY

By
[Title]

E-1-B-2

[FORM OF SERIES C NOTE]

H. B. FULLER COMPANY

5.61% Senior Note, Series C, due December 16, 2019

No. [ ]	[Date]

$[ ]	PPN 359694 D#0

FOR VALUE RECEIVED, the undersigned, H. B. FULLER COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on December 16, 2019, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 5.61% per annum from the date hereof, payable semiannually, on the 16th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.61% or (ii) 2.0% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 16, 2009 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

EXHIBIT 1-C

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

H. B. FULLER COMPANY

By
[Title]

E-1-C-2

[FORM OF SERIES D NOTE]

H. B. FULLER COMPANY

5.61% Senior Note, Series D, due February 24, 2020

No. [ ]	[Date]

$[ ]	PPN 359694 E*3

FOR VALUE RECEIVED, the undersigned, H. B. FULLER COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on February 24, 2020, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 5.61% per annum from the date hereof, payable semiannually, on the 24th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.61% or (ii) 2.0% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 16, 2009 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

EXHIBIT 1-D

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

H. B. FULLER COMPANY

By
[Title]

E-1-D-2

EXECUTION COPY

Guaranty Agreement

Dated as of December 16, 2009

Re:	5.13% Senior Notes, Series A, due December 16, 2016
5.13% Senior Notes, Series B, due February 24, 2017
5.61% Senior Notes, Series C, due December 16, 2019
5.61% Senior Notes, Series D, due February 24, 2020

of

H. B. FULLER COMPANY

EXHIBIT 2.2

(to Note Purchase Agreements)

TABLE OF CONTENTS

(Not a part of the Agreement)

-i-

GUARANTY AGREEMENT

Re:	5.13% Senior Notes, Series A, due December 16, 2016
5.13% Senior Notes, Series B, due February 24, 2017
5.61% Senior Notes, Series C, due December 16, 2019
5.61% Senior Notes, Series D, due February 24, 2020

of

H. B. Fuller Company

This GUARANTY AGREEMENT dated as of December 16, 2009 (the or this “Guaranty”) is entered into on a joint and several basis by the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

R E C I T A L S

A. Each Guarantor is a subsidiary of H. B. Fuller Company, a Minnesota corporation (the “Company”).

B. In order to refinance certain debt and for general corporate purposes, the Company has entered into that certain Note Purchase Agreement dated as of December 16, 2009 (the “Note Purchase Agreement”) among the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the “Holders”), providing for, inter alia, the issue and sale by the Company to the Initial Note Purchasers of (a) $17,000,000 aggregate principal amount of its 5.13% Senior Notes, Series A, due December 16, 2016 (the “Series A Notes”), (b) $33,000,000 aggregate principal amount of its 5.13% Senior Notes, Series B, due February 24, 2017 (the “Series B Notes”), (c) $35,000,000 aggregate principal amount of its 5.61% Senior Notes, Series C, due December 16, 2019 (the “Series C Notes”), and (d) $65,000,000 aggregate principal amount of its 5.61% Senior Notes, Series D, due February 24, 2020 (the “Series D Notes”; the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes being hereinafter collectively referred as the “Notes”).

C. The Initial Note Purchasers have required as a condition to their purchase of the Notes that the Company cause the undersigned to enter into this Guaranty and to cause each Subsidiary (as defined in the Note Purchase Agreement) that after the date hereof delivers a guaranty pursuant to, or is a borrower under, the Bank Credit Agreement (as defined in the Note Purchase Agreement) to concurrently enter into a Guaranty Supplement, in each case as security for the Notes, and the Company has agreed to cause the undersigned to execute this Guaranty and to cause such Subsidiaries to execute a Guaranty Supplement, in each case in order to induce the Initial Note Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to refinance certain debt and for general corporate purposes.

D. Each of the Guarantors will derive substantial direct and indirect benefit from the sale of the Notes to the Initial Note Purchasers.

NOW, THEREFORE, as required by Sections 2.2 and 9.8 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1. DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 2. GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

(a) Subject to the limitation set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

(b) The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

SECTION 3. GUARANTY OF PAYMENT AND PERFORMANCE.

This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4. GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes; or

(3) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b) Each Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2) demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantors:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantors or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any other Guarantors to execute and deliver this Guaranty or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or

(4) impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or

(5) in respect of the Company, any other Guarantors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantors or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11) any merger or consolidation of the Company, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any other Guarantor or any other Person; or

(12) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13) any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d) All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

(e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f) The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) (but subject to the succeeding provisions of this Section 4(f)), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4(f) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) “Excess Funding Guarantor” shall mean, in respect of any obligations arising under the other provisions of this Guaranty (hereafter, the “Guarantied Obligations”), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (b) “Excess Payment” shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (c) “Pro Rata Share”, for the purposes of this Section 4(f), shall mean, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the Company and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Company under the Note Purchase Agreement and the Guarantors hereunder) of the Company and all of the Guarantors, all as of the date of the first Closing (if any Guarantor becomes a party hereto subsequent to the date of the first Closing, then for the purposes of this Section 4(f) such subsequent Guarantor shall be deemed to have been a Guarantor as of the date of the first Closing and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the date of the first Closing).

(g) Each Guarantor agrees that to the extent the Company, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(h) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(i) The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Indebtedness of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants to each Holder that:

(a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of such Guarantor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a “Material Adverse Effect”). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its subsidiaries.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e) Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

(f) The obligations of such Guarantor under this Guaranty rank at least pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of such Guarantor.

SECTION 6. GUARANTOR COVENANTS.

From and after the date of issuance of the Notes by the Company and continuing so long as any amount remains unpaid thereon each Guarantor agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of the Note Purchase Agreement, insofar as such provisions apply to such Guarantor, as if said Sections were set forth herein in full.

Each Guarantor further covenants that so long as any of the Notes are outstanding all obligations under this Guaranty of such Guarantor shall rank at least pari passu in right of payment with all other present and future unsecured Senior Indebtedness (actual or contingent) of such Guarantor which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of such Guarantor.

SECTION 7. PAYMENTS FREE AND CLEAR OF TAXES.

All payments whatsoever under this Guaranty will be made by such Guarantor in lawful currency of the United States of America (“U.S. Dollars”) free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by a Guarantor under this Guaranty, such Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each Holder such additional amounts as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of this Guaranty after such deduction, withholding or payment (including without limitation any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such Holder under the terms of this Guaranty before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a) any Tax that would not have been imposed but for the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including without limitation such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Guarantor, after the date of the first Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guaranty or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b) any Tax that would not have been imposed but for the delay or failure by such Holder (following a written request by such Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such Holder to avoid or reduce such Taxes and that in the case of any of the foregoing would not result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such Holder, provided that such Holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms as may be specified in a written request of such Guarantor no later than 60 days after receipt by such Holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c) any combination of clauses (a) and (b) above;

and provided further that in no event shall such Guarantor be obligated to pay such additional amounts (i) to any Holder not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the first Closing in excess of the amounts that such Guarantor would be obligated to pay if such Holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty at the time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any Holder registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Guarantor shall have given timely notice of such law or interpretation to such Holder.

By acceptance of any Note, each Holder agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by such Guarantor all such forms, certificates, documents and returns provided to such Holder by such Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such Holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide such Guarantor with such information with respect to such Holder as such Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 7 shall require any Holder to provide information with respect to any such Form or otherwise if in the opinion of such Holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such Holder, and provided further that each such Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Holder to such Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of such Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date of the first Closing such Guarantor will furnish you with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in a Taxing Jurisdiction pursuant to clause (b) of the first paragraph of this Section 7, if any, and in connection with the transfer of any Note such Guarantor will furnish the transferee of such Note with copies of any Form and English translation then required.

If any payment is made by such Guarantor to or for the account of the Holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Guarantor pursuant to this Section 7, then, if such Holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Guarantor such amount as such Holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of any Holder to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any Holder to disclose any information relating to its tax affairs or any computations in respect thereof.

Such Guarantor will furnish the Holders, promptly and in any event within 60 days after the date of any payment by such Guarantor of any Tax in respect of any amounts paid under this Guaranty, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Holder.

If such Guarantor makes payment to or for the account of any Holder and such Holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Holder shall, as soon as practicable after receiving written request from such Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of such Guarantor under this Section 7 shall survive the payment or transfer of any Note and the provisions of this Section 7 shall also apply to successive transferees of the Notes.

SECTION 8. GOVERNING LAW.

(a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE THEREIN.

(b) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating solely to this Guaranty or the Notes. To the fullest extent permitted by applicable law, such Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) Each Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(d) Each Guarantor consents to process being served in any suit, action or proceeding solely by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 11, to the Company, as its agent for the purpose of accepting service of any process in the United States. Such Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(e) Nothing in this Section 8 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against such Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(f) Each Guarantor hereby irrevocably appoints the Company to receive for it, and on its behalf, service of process in the United States.

(g) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 9. JUDGMENTS.

Any payment on account of an amount that is payable hereunder or in U.S. Dollars which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty only to the extent of the amount of U.S. Dollars which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such Holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

SECTION 10. AMENDMENTS, WAIVERS AND CONSENTS.

(a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders.

(b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c) The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d) Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 11. NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(1) if to an Initial Note Purchaser or such Initial Note Purchaser’s nominee, to such Initial Note Purchaser or such Initial Note Purchaser’s nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser’s nominee shall have specified to any Guarantor or the Company in writing,

(2) if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

(3) if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of                     , or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 11 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guaranty shall be in English or accompanied by an English translation thereof.

This Guaranty has been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in any other jurisdiction in respect hereof or thereof.

SECTION 12. MISCELLANEOUS.

(a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreement, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 13. WAIVER OF IMMUNITY.

Each Guarantor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in New York or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

SECTION 14. INDEMNITY.

To the fullest extent of applicable law, each Guarantor shall indemnify and save each Holder harmless from and against any losses which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company but for the existence of an Indemnifiable Circumstance, net of any withholding or deduction of or on account of any Relevant Tax in accordance with Section 7 hereof; provided, however, that the extent of the Guarantor’s aggregate liability under this Section 14 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to Section 2.

[Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this     day of                     .

SPECIALTY CONSTRUCTION BRANDS, INC., a Minnesota corporation

By:
Name:
Title:

Accepted and Agreed:

H. B. FULLER COMPANY, a Minnesota corporation

By:
Name:
Title:

GUARANTY SUPPLEMENT

To the Holders of the Notes (as hereinafter

    defined) of H. B. FULLER COMPANY, a

    Minnesota corporation (the “Company”)

Ladies and Gentlemen:

WHEREAS, in order to refinance certain debt and for general corporate purposes, the Company issued (a) $17,000,000 aggregate principal amount of its 5.13% Senior Notes, Series A, due December 16, 2016 (the “Series A Notes”), (b) $33,000,000 aggregate principal amount of its 5.13% Senior Notes, Series B, due February 24, 2017 (the “Series B Notes”), (c) $35,000,000 aggregate principal amount of its 5.61% Senior Notes, Series C, due December 16, 2019 (the “Series C Notes”), and (d) $65,000,000 aggregate principal amount of its 5.61% Senior Notes, Series D, due February 24, 2020 (the “Series D Notes”; the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes being hereinafter collectively referred as the “Notes”) pursuant to that certain Note Purchase Agreement dated as of December 16, 2009 (the “Note Purchase Agreement”) among the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”).

WHEREAS, as a condition precedent to their purchase of the Notes, the Initial Note Purchasers required that certain subsidiaries of the Company enter into a Guaranty Agreement as security for the Notes (the “Guaranty”).

Pursuant to Section 9.8 of the Note Purchase Agreement, the Company has agreed to cause the undersigned,                     , a                      organized under the laws of                      (the “Additional Guarantor”), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.

The undersigned is the duly elected                      of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.

Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated:                     ,         .

[NAME OF ADDITIONAL GUARANTOR]

By
Its

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

[SEE ATTACHED.]

EXHIBIT 4.4(a)

(to Note Purchase Agreement)

[On Briggs & Morgan P.A. Letterhead]

December 16, 2009

To the Purchasers who are parties to the

Note Purchase Agreement described below

Ladies and Gentlemen:

We have acted as counsel to H.B. Fuller Company, a Minnesota corporation (the “Company”), and Specialty Construction Brands, Inc., a Minnesota corporation (the “Subsidiary Guarantor”), in connection with the Note Purchase Agreement dated as of December 16, 2009 (the “Agreement”), among the Company and the Purchasers named on Schedule A thereto. In that capacity, we have reviewed the Agreement, the Notes issued by the Company under the Agreement payable to the Purchasers, each dated December 16, 2009, and the Subsidiary Guaranty dated December 16, 2009, entered into by the Subsidiary Guarantor in favor of the Purchasers (collectively, the “Transaction Documents”). This opinion letter is delivered pursuant to Section 4.4 of the Agreement. All capitalized terms used in this letter and not otherwise defined in it shall have the meanings given to them in the Agreement.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations as we have deemed necessary or advisable. As to certain matters of fact material to the opinions expressed in this letter, we have relied on the representations made in the Agreement and in certificates of public officials and officers of the Company and the Subsidiary Guarantor, and we have relied upon a letter of even date herewith from Citigroup Global Markets Inc. as placement agent addressed to us, the Company, and Chapman and Cutler LLP. We have not independently established the facts so relied on. We have also examined the originals or copies of the documents listed in a certificate of an officer of the Company certifying among other things that such listed documents are (i) all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments (collectively, the “Existing Debt Documents”), and (ii) all of the orders, writs, judgments, awards, injunctions and decrees (collectively, the “Existing Order Documents”), in each case that affect or purport to affect the right of the Company or the Subsidiary Guarantor to borrow money, grant liens or security interests as security for borrowed money, or incur any other obligation of the type incurred by it under or contemplated by the Agreement.

To the Purchasers who are parties to the

Note Purchase Agreement

December 16, 2009

As used in this opinion letter, the phrases “to our knowledge,” “known to us” or similar words mean the actual, conscious awareness on the date of this letter of the attorneys in our firm who have been actively involved in the negotiation or preparation of the Transaction Documents or this opinion letter.

We assume with your permission and without investigation: (i) the due authorization, execution and delivery of the Transaction Documents by all parties thereto other than the Company and the Subsidiary Guarantor, (ii) the validity, binding effect and enforceability under applicable law of the Transaction Documents against the parties thereto other than the Company and the Subsidiary Guarantor, (iii) the authenticity of all documents submitted to us as originals, (iv) the genuineness of all signatures, (v) the legal capacity of natural persons, and (vi) the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based upon the assumptions set forth above and the other limitations and qualifications set forth below, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute and perform the Agreement and to issue the Notes.

2. The Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute and perform the Subsidiary Guaranty.

3. The Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantor, has been duly executed and delivered by the Subsidiary Guarantor, and constitutes the legal, valid and binding obligation of the Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with its terms.

5. The execution, delivery and performance of the Transaction Documents by the Company and the Subsidiary Guarantor do not require any consent or approval of, registration, qualification or filing with, or any other action by, any governmental authority under the laws of the United States or the State of Minnesota, other than a filing on Form 8-K under the Exchange Act with respect to the consummation of the transactions contemplated by the Agreement.

To the Purchasers who are parties to the

Note Purchase Agreement

December 16, 2009

6. The issuance and sale of the Notes by the Company, the execution and delivery of the Transaction Documents by each of the Company and the Subsidiary Guarantor, and the payment and performance of its respective obligations under the Transaction Documents, do not (a) violate any law or regulation applicable to the Company or the Subsidiary Guarantor, (b) violate the articles of incorporation or by-laws of the Company or the Subsidiary Guarantor, (c) violate any Existing Order Document, (d) result in a breach or violation of, or constitute a default under, any Existing Debt Document, or (e) result in the creation or imposition of any Lien on any asset of the Company or the Subsidiary Guarantor under any Existing Order Document or Existing Debt Document.

7. The issuance, sale and delivery of the Notes and the delivery of the Subsidiary Guaranty under the circumstances contemplated by the Agreement do not require the registration of the Notes or the Subsidiary Guaranty under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

9. Neither the Company nor the Subsidiary Guarantor is an “investment company” or a company “controlled by” an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

10. Neither the Company nor the Subsidiary Guarantor is a party to any pending, or overtly threatened in writing, action or proceeding known to us that questions the validity or enforceability of the Transaction Documents.

11. Except for procedural issues, which will be governed by Minnesota law, in a properly presented case arising out of or relating to the Transaction Documents in any court of the state of Minnesota or in any federal court sitting in the state of Minnesota, such court should recognize and give effect to the provisions of the Transaction Documents to the effect that the Transaction Documents shall be governed by the law of New York.

Our opinions are subject to the following additional qualifications:

(a) Our opinions are limited to the Federal law of the United States and the law of the State of Minnesota. We note that the Transaction Documents provide that they are to be governed by and construed in accordance with the law of the State of New York. Our opinion is given as if the Transaction Documents were governed by and construed in accordance with the law of the State of Minnesota, excluding choice-of-law principles.

To the Purchasers who are parties to the

Note Purchase Agreement

December 16, 2009

(b) The enforceability of the Agreement and the Notes against the Company, and of the Subsidiary Guaranty against the Subsidiary Guarantor, is subject to and may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ or secured creditors’ rights generally, (ii) general equitable principles, whether considered in a proceeding in equity or at law, and (iii) applicable statutes of limitation.

(c) We express no opinion with respect to the validity and enforceability of (i) any remedies insofar as any party exercising such remedies may take any action that is arbitrary or capricious, unreasonable, not in good faith, or not commercially reasonable; (ii) provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy or that purport to render ineffective any waiver, modification or amendment not in writing; (iii) waivers of any statutory or constitutional rights or remedies; (iv) provisions to the effect that remedies are cumulative or that stated remedies are not exclusive; and (v) any provision for late payment fees, default interest, liquidated damages or other fees, charges or amounts that may be construed as a penalty.

(d) We express no opinion with respect to the ability of any party to collect or be reimbursed for costs and expenses, including attorneys’ fees, to the extent its rights may be limited to reasonable fees and expenses as determined by a court, or it is not the prevailing party in the action.

(e) We express no opinion with respect to whether any Purchaser is required to file a Notice of Business Activities Report under Minnesota Statutes Section 290.371. Any party who is so required and does not file such a report has no cause of action upon which it may bring suit under Minnesota law, except for issues related to its Minnesota tax liability, unless and until it pays all taxes, interest, and civil penalties due the State of Minnesota for all periods, or provides for their payment by security or bond. Insofar as our opinion may relate to the enforceability of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has, prior to the date of such enforcement, made such filing and paid any such taxes, interest and civil penalties due.

This opinion is rendered solely to you in connection with the transactions contemplated by the Agreement. This opinion may not be relied upon by any Person other than the addressees hereof and their respective successors and assigns (collectively, the “Reliance Parties”), and may not be relied upon by any Reliance Party for any other purpose, in each case without our prior written consent.

To the Purchasers who are parties to the

Note Purchase Agreement

December 16, 2009

No copies of this opinion may be delivered or furnished to any other party other than a Reliance Party, nor may all or portions of this opinion be quoted, circulated or referred to in any other document without our prior written consent, except that copies of this opinion may be provided to any regulatory agency having supervisory authority over a Reliance Party and except that this opinion may be used in connection with the assertion of a defense as to which this opinion is relevant and necessary or in response to a court order or other legal process.

Yours very truly,

/s/ BRIGGS AND MORGAN, P.A.

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

[DELIVERED TO PURCHASERS ONLY.]

EXHIBIT 4.4(b)

(to Note Purchase Agreement)